As filed with the Securities and Exchange Commission

on October 30, 2002

Registration No. 811-7696

Pursuant to Rule 8b-16 promulgated under Section 8(b) of the

Investment Company Act of 1940

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER

THE INVESTMENT COMPANY ACT OF 1940

Amendment No.7 |X|

(Check appropriate box or boxes.)

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IOWA PUBLIC AGENCY INVESTMENT TRUST

(Exact Name of Registrant as Specified in Charter)

2203 Grand Avenue

Des Moines, Iowa 50312-5338

(Address of Principal Executive Offices)(Zip code)

Registrant's Telephone Number, Including Area Code: (515) 244-5426

Edgar H. Bittle, Esq.

Ahlers, Cooney, Dorweiler, Haynie,

Smith & Allbee, P.C.

100 Court Avenue, Suite 600, Des Moines, Iowa 50309

(Name and Address of Agent for Service)

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Copies of all communications to:

JOHN C. MILES, ESQ.

Cline, Williams, Wright,

Johnson & Oldfather

233 S. 13th Street

1900 U.S. Bank Building

Lincoln, Nebraska 68508

EDGAR H. BITTLE, ESQ.

Ahlers, Cooney, Dorweiler, Haynie,

Smith & Allbee, P.C.

100 Court Avenue, Suite 600

Des Moines, Iowa 50309

IOWA PUBLIC AGENCY

INVESTMENT TRUST

(IPAIT)

A comprehensive cash management service for

Iowa Cities, Counties and City Utilities

INFORMATION STATEMENT

October 30, 2002

This booklet provides detailed information about the Iowa Public Agency

Investment Trust.

Please read it carefully and retain it for future reference.

Sponsored by the

Iowa Association of Municipal Utilities

Iowa State Association of Counties

Iowa League of Cities

CONTENTS

Section Page

The Iowa Public Agency Investment Trust (IPAIT).................................3

Cash Management Alternatives

Diversified Portfolio................................................................3

Direct Government Obligation Portfolio.......................................3

Authorized Investments

Maximum Current Income...........................................................4

Risk and Management of Risk

Investing in IPAIT Portfolio Units

Redeeming IPAIT Portfolio Units

Portfolio Withdrawals...............................................................6

Valuing IPAIT Portfolio Trust Units

Declaration of Trust

No person or entity has been authorized to give any information or to make any representations other than those contained in this Information Statement, and, if given or made, such information or representations must not be relied upon as having been authorized by IPAIT, its Trustees, the Investment Adviser, the Administrator, the Custodian, or any agent of IPAIT or the Trustees.

IOWA PUBLIC AGENCY

INVESTMENT TRUST (IPAIT)

The Iowa Public Agency Investment Trust ("IPAIT") is a professionally managed common law trust organized and operated as a diversified open-end management investment company created with the objective of providing Iowa cities, counties, city utilities, and other eligible participants (the "Participants") with a convenient method for investing their funds in a manner that will maximize current income consistent with safety of principal and the required degree of liquidity for operating funds.

IPAIT has been established under Iowa law pursuant to Iowa Code Chapter 28E and Sections 331.555 and 384.21, which authorize Iowa cities, counties, city utilities, and other eligible participants to jointly invest monies pursuant to a joint investment agreement. IPAIT was established by adoption of a Joint Powers Agreement and Declaration of Trust establishing the Iowa Public Agency Investment Trust as of October 1, 1987 and amended as of August 1, 1988, and May 1, 1993 (the "Declaration"). Iowa Code permits judicial districts and rural water districts to participate in a joint investment agreement, and such entities are authorized to participate in IPAIT upon the approval of the Board of Trustees. A city, city utility, or county which is, respectively, a member of the Iowa League of Cities, the Iowa Association of Municipal Utilities, or the Iowa State Association of Counties (the "Sponsoring Associations") or other eligible participants can become a Participant in IPAIT by submitting an application and a certified copy of the form of authorizing resolution contained therein to Iowa Public Agency Investment Trust, P.O. Box 71158, Clive, Iowa 50325-0158. (See "Instructions and Application Form").

In the opinion of legal counsel, the interests of beneficial ownership in IPAIT ("Trust Units") are exempt from registration under the Securities Act of 1933 and the Iowa Uniform Securities Act. IPAIT is, however, registered as an investment company under the Investment Company Act of 1940 ("1940 Act") pursuant to the requirements of Iowa Code ss. 12B.10.

This Information Statement provides detailed information about IPAIT and its investment and operating policies. Please read it carefully and retain it for future reference. Additional information, a copy of the Declaration of Trust, and further assistance regarding becoming a Participant in IPAIT may be obtained by calling the IPAIT toll free number, (800) 872-4024, or by contacting Iowa Public Agency Investment Trust, P.O. Box 71158, Clive, Iowa 50325-0158. This Information Statement is qualified in its entirety by reference to the text of the Declaration of Trust.

CASH MANAGEMENT

ALTERNATIVES

IPAIT issues two separate series of Trust Units in which Participants may invest, referred to as the Diversified Portfolio and the Direct Government Obligation Portfolio (a "Portfolio" or the "Portfolios").

There are no minimum or maximum investments or limitations on redemptions for either Portfolio. Participants may invest any funds in their custody in either Portfolio. The Portfolios are operated according to investment and accounting standards which conform to the requirements of Rule 2a-7 under the 1940 Act for "money market" funds. Only funds of Participants may be invested in IPAIT.

DIVERSIFIED PORTFOLIO - The Diversified Portfolio is a professionally managed portfolio of U.S. government and federal agency securities, collateralized certificates of deposit of Iowa financial institutions and collateralized perfected repurchase agreements as more fully described below. All such securities have final maturities of no greater than 365 days and the Portfolio maintains a maximum average dollar weighted maturity of 90 days or less.

DIRECT GOVERNMENT OBLIGATION PORTFOLIO - The Direct Government Obligation Portfolio is identical in every respect to the Diversified Portfolio except that it is invested exclusively in direct U.S. government obligations and repurchase agreements collateralized by direct U.S. government obligations as more fully described below. All such securities have final maturities no greater than 365 days from the date of purchase and the Portfolio maintains a maximum average dollar weighted maturity of 90 days or less. Thus, Participants, which may be required or wish to confine their short-term investments to these types of instruments, may do so by investing in Direct Government Obligation Units.

AUTHORIZED INVESTMENTS

The objective of IPAIT, in offering the Diversified and Direct Government Obligation Portfolios, is to provide Participants with daily liquidity and the highest possible investment yield consistent with safety of principal and the maintenance of liquidity.

Subject to the specific investment restrictions of the Portfolios described herein, assets of IPAIT will only be invested in securities specifically permitted for Participants under Iowa law, as it now or in the future may exist, including the following types of securities and instruments ("Permitted Investments").

(1) Securities issued or guaranteed as to payment of principal and interest by the U.S. Government. These include, for example, Treasury bills, bonds and notes which are direct obligations of the U.S. Government ("U.S. Government Securities").

(2) Obligations issued or guaranteed as to payment of principal and interest by agencies or instrumentalities of the U.S. Government ("Federal Agency Securities"). Such agencies and instrumentalities include, for example, Federal Intermediate Credit Banks, Federal Home Loan Banks, the Federal National Mortgage Association, and the Farmers Home Administration. Such securities will include those supported by the full faith and credit of the United States Treasury or the right of the agency or instrumentality to borrow from the Treasury, as well as those supported only by the credit of the issuing agency or instrumentality.

(3) Collateralized perfected repurchase agreements secured by securities in the immediately foregoing categories. A repurchase agreement involves the sale of such securities to IPAIT with the concurrent agreement of the seller to repurchase them at a specified time and price to yield an agreed upon rate of interest.

The securities collateralizing the agreement are held in custody and are regularly verified by the IPAIT Custodian for the benefit of IPAIT and are maintained daily in an amount equal to at least 102 percent of the value of principal and accrued interest of the repurchase agreement.

(4) Certificates of deposit ("CDs") in Iowa financial institutions. Each CD that IPAIT places with an Iowa institution on behalf of the Participants in IPAIT is insured by the FDIC for the first $100,000 of value. All amounts in excess of $100,000 in an Iowa institution are protected by the State of Iowa's sinking Fund for public deposits.

Every Permitted Investment shall be purchased on a delivery versus payment ("DVP") basis. No other settlement procedure is allowed.

MAXIMUM CURRENT INCOME - Because of the participation of many Iowa municipalities, counties, city utilities and other Iowa governmental entities in IPAIT and the large pool of funds resulting therefrom, IPAIT can purchase securities in larger denominations, thereby improving yields and reducing transaction costs. IPAIT's size and experience will also permit the selection of securities maturing at various times which can enhance average portfolio yields. These strategies, implemented by a full-time professional portfolio manager, will maximize the current returns earned by IPAIT.

Generally, the yields on direct and guaranteed U.S. government obligations are less than those on Federal Agency securities and other Permitted Investments. Thus, the returns earned by Participants that elect to invest in the Direct Government Obligation Portfolio may also be lower.

RISK AND

MANAGEMENT OF RISK

While investments by IPAIT will be confined to the highest quality securities and instruments with varying maturities, the complete elimination of risk is not possible. It is possible that large redemptions of Trust Units in the Portfolios could necessitate the sale of some Portfolio investments prior to maturity at current market prices. If market values have declined, a reduction in Unit value could result at the time of redemption.

MANAGEMENT POLICIES AND PROCEDURES

Following are the fundamental management policies and procedures for IPAIT. All investments are maintained in separate IPAIT custodial accounts at Wells Fargo Bank Iowa, N.A., segregated by Portfolio on behalf of IPAIT Participants.

(1) IPAIT investment procedures require that each purchase or sale of a security be handled on a DVP basis. Funds for the purchase of an investment shall not be released to the seller until the security is delivered to the IPAIT Custodian. Conversely a sold security shall not be released to the buyer until funds for the purchase price of the security have been received by the IPAIT Custodian.

(2) IPAIT investment procedures prohibit "free delivery" transactions. The Custodian shall never release assets from the IPAIT custodial accounts until the funds for the investment are delivered. Prohibiting "free delivery" settlements precludes movement of IPAIT program investments or funds to a third party anywhere.

(3) Any material deviation (greater than 0.5 percent) from the amortized cost of investments shall be promptly reported by the Investment Adviser to the Board of Trustees. If such deviation exceeds 0.5 percent, the Investment Adviser will consider what action, if any, should be initiated to reasonably eliminate or reduce material dilution or other unfair results to Participants. Such action may include redemption of Trust Units in kind, selling portfolio securities prior to maturity, withholding distributions or utilizing a net asset value per Trust Unit based upon available market quotations.

(4) The frequent trading of securities, including day trading for the purpose of realizing short-term gains, the purchase and sale of futures and options to buy or sell authorized investments, reverse repurchase agreements and other similar speculative or derivative transactions are expressly prohibited.

(5) IPAIT may not make any investment other than Permitted Investments authorized by the provisions of the law applicable to the investment of funds by the Participants, as such laws may be amended from time to time.

(6) IPAIT may not purchase any Permitted Investment for the Diversified or Direct Government Obligation Portfolios which has a maturity date more than 365 days from the date of purchase, unless subject to a perfected repurchase agreement, which such maturity shall be determined in accordance with Rule 2a-7 under the 1940 Act as it presently exists or as it may be amended in the future.

(7) IPAIT may not purchase any Permitted Investment if the effect of such purchase by IPAIT would be to make the average dollar weighted maturity of either the Diversified or Direct Obligation Portfolio greater than ninety (90) days; provided, however, that in making such determination, the maturity of a Permitted Investment shall be determined as set forth under 6 above.

(8) IPAIT may not borrow money or incur indebtedness whether or not the proceeds thereof are intended to be used to purchase Permitted Investments;

(9) IPAIT may not make loans, provided that IPAIT may make Permitted Investments;

(10) IPAIT may not purchase securities or shares of investment companies or any entities similar to IPAIT.

The restrictions set forth above are fundamental to the operation and activities of IPAIT and may not be changed without the affirmative approval, in writing, of a majority of the Participants entitled to vote, except that such restrictions may be changed by the Trustees so as to make them more restrictive when necessary to conform the investment program and activities of IPAIT to the laws of the State of Iowa and the United States of America as they may from time to time be amended.

IPAIT may invest in Certificates of Deposit issued by Iowa financial institutions. The Trust's Investment Adviser provides a financial assessment of each nonrated IPAIT depository to the IPAIT Board of Trustees comparing that Depository's financial ratios to those of other Iowa and regional financial institutions whose securities are rated in the highest rating category for short-term debt obligations. Pursuant to this credit analysis, each IPAIT depository's Certificates of Deposit are deemed to be First Tier securities pursuant to Rule 2a-7 under the Investment Company Act of 1940 and to present minimal credit risk of default based upon the credit analysis. The IPAIT Board of Trustees has directed IPAIT's Investment Adviser to monitor the credit quality of all IPAIT depositories on an ongoing basis and to advise the Board of any deterioration of credit quality of any IPAIT depository relative to rated institutions. The State of Iowa maintains a Sinking Fund for public deposits to protect against the potential loss of funds by a public body with funds on deposit in an Iowa financial institution. The State of Iowa also has assessment procedures authorized to assess all Iowa depositories holding public funds for any losses experienced by an Iowa public body in excess of the State Sinking Fund in the event of an Iowa depository failure. There is no assurance that the State of Iowa's Sinking Fund for public deposits will be sufficient in case of bank failure.

In addition to the fundamental restrictions and procedures set forth above, as a condition of providing services to IPAIT, IPAIT presently requires that the IPAIT Custodian, the Investment Adviser, and the Administrator maintain fidelity and errors and omissions insurance coverage for IPAIT's benefit for all services provided to IPAIT.

MATURITY OF IPAIT INVESTMENTS

Each of the Portfolios strictly adheres to Iowa law and Rule 2a-7 under the 1940 Act for money market mutual funds, developed to minimize risk that the value of investments in a portfolio might vary. IPAIT's investment policy as set forth herein presently limits portfolio investments to the following:

1. The remaining maturity of any individual investment may not exceed more than 365 days from the date of purchase, which such maturity shall be determined in accordance with Rule 2a-7 under the 1940 Act as it presently exists or as it may be amended in the future.

2. The maximum dollar weighted average maturity of all IPAIT investments may not exceed 90 days;

3. Investments are monitored daily by its Iowa based Investment Adviser to assure that the value of each IPAIT investment does not materially deviate in value from its amortized cost.

MAINTENANCE OF LIQUIDITY

IPAIT's investments in the Diversified and Direct Government Obligation Portfolios will generally be confined to securities maturing at various times within 365 days from the date of purchase as previously described. Because of their relatively short maturities, high quality, and minimal price fluctuations, ready markets will exist for liquidating all securities in which IPAIT will invest.

As a general policy, the Portfolios will hold investments until they mature. However, in an effort to increase yields, IPAIT may sell securities and realize capital gains when there are perceived disparities between maturities for various categories of investments. Summaries of all securities trades are regularly provided to the Board of Trustees by the Investment Adviser for review.

INVESTING IN

IPAIT PORTFOLIO UNITS

PORTFOLIO INVESTMENTS - To become a Participant in IPAIT, the public body must adopt the Form A resolution included in the Instructions and Application Form attached hereto, or otherwise provided by IPAIT. The resolution authorizes the public body to become a Participant, adopts the Declaration, and designates officials of the public body authorized to execute transactions with IPAIT. Following adoption of the resolution, the public body must complete and forward to the IPAIT Administrator, the investment trust application Form B along with the Form A and Form A Certificate. (See "Instructions and Application Form".)

Investments may be made in the Diversified or Direct Government Obligation Portfolio at the net asset value per Unit next determined after an investment order has been received. The net asset value of Portfolio Units is determined once daily at the close of the New York Stock Exchange (currently 3:00 p.m., Central Standard Time).

INVESTMENTS BY BANK FUNDS TRANSFER - A Participant may authorize Investors Management Group as IPAIT Administrator to cause monies to be transferred, by means of the Iowa Automated Clearinghouse System ("ACH"), from the Participant's local bank to IPAIT. The Participant may also have its local bank wire federal funds directly to Wells Fargo Bank, the IPAIT Custodian, all as indicated herein.

A Participant has the ability to invest in a Portfolio by the following methods:

(1) An authorized official may telephone IPAIT at (800) 872-4024 and furnish the public body's name, name of person calling, the IPAIT account number and the amount being invested. A request for the IPAIT investment to be transferred by ACH, which will be effective the next business day, must be made by 2:00 p.m.

(2) To make an investment by wire transfer, to be effective the same business day, an authorized official must notify an IPAIT representative by 10:00 a.m., furnishing the information described above. The Participant must also instruct its local financial institution to wire funds to the IPAIT Custodian with the following instructions:

Wells Fargo Bank Iowa, N.A., Des Moines

ABA #073000228

Credit #0007047303

Iowa Public Agency Investment Trust

(Further credit to Participant Name and IPAIT account number)

(3) A Participant may invest in IPAIT Portfolio Units by mailing a check or other bank draft to the IPAIT Custodian, Wells Fargo Bank Iowa, N.A., Iowa Public Agency Investment Trust, P.O. Box 71158, Clive, Iowa 50325-0158. Until the check has been converted into federal funds, the investment order will not be accepted, and no income will be earned on the investment until that time.

INCOME DISTRIBUTIONS - Net income for each Portfolio of IPAIT is declared each business day for Participants of record immediately before 3:00 p.m. Central Standard Time. Income distributions are accrued to Participants' accounts daily and reinvested in additional Trust Units monthly for compounded interest. Total distributions for each month are credited to Participants' accounts the first business day of the following month. Distributions are automatically reinvested in Portfolio Trust Units unless cash payment has been requested. Cash payments, if requested, will be made monthly. If a Participant redeems the entire amount in its account during the month, income distributions accrued to the account from the beginning of the month through the date of redemption are paid into the account the FIRST business day of the following month.

REDEEMING

IPAIT PORTFOLIO UNITS

PORTFOLIO WITHDRAWALS - IPAIT Portfolio Trust Units may be redeemed on any day on which the New York Stock Exchange is open for trading, on which the Administrator computes the net asset value of the IPAIT Portfolios, and which is not a federal holiday or a holiday officially observed by commercial banks in Iowa. IPAIT Portfolio Trust Units will be redeemed at the net asset value next determined after a withdrawal request in good order is received by the Bank.

Proceeds from the redemption of IPAIT Portfolio Trust Units will be transmitted to the Participant's local financial institution by means of the ACH system or by the federal reserve wire system. No charge will be made for the ACH transfer of the Participant's funds; however, local financial institutions may reserve the right to charge for an incoming wire transfer. Proceeds can also be paid by check to the registered Participant and mailed to the Participant's address of record.

Proceeds from the redemption of IPAIT Portfolio Trust Units, which have been paid for by check, may not be transmitted to the Participant's financial institution by wire for up to a maximum of seven days after the Bank has been informed that the Participant's check has cleared, but in no event for more than 15 days after the Units have been issued and outstanding. A Participant has the ability to redeem Trust Units from either Portfolio by the following methods:

(1) An Authorized Official may redeem Trust Units by telephoning (800) 872-4024 and furnishing the public body's name, name of person calling, the IPAIT account number and the amount to be withdrawn, and the account number to which the funds are to be transferred. A request for the IPAIT withdrawal to be transferred by the Automated Clearing House System (ACH), which will be transferred the next business day, must be made by 2:00 p.m.

(2) To redeem Trust Units by wire transfer to be effective the same day, an IPAIT representative must be notified by 10:00 a.m. by a Participant's Authorized Official. The Participant must instruct the IPAIT representative to wire funds to its local financial institution. The Participant must provide the wiring instructions including the local financial institution name, location, account number, and name and telephone number of a contact person at that financial institution.

(3) A Participant may redeem all or a portion of its Trust Units by instructing the Administrator by letter mailed to the following address: Iowa Public Agency Investment Trust, P.O. Box 71158, Clive, Iowa 50325-0158. This redemption request must be in good order, indicating the dollar amount or number of Trust Units to be redeemed, the method of redemption (i.e., ACH, check or wire) and signed by an Authorized Official of the public body.

VALUING

IPAIT PORTFOLIO TRUST UNITS

The net asset value of IPAIT Portfolio Trust Units is determined once each day, as of the close of the New York Stock Exchange (currently 3:00 p.m. Central Standard Time). Except for federal holidays, such other holidays that are officially observed by commercial banks in Iowa, and days on which no investments in or redemption of IPAIT Portfolio Trust Units occur, the Administrator will compute the Portfolios' net asset value on each day the New York Stock Exchange is open for trading or when there is a sufficient volume of trading which might materially affect the net asset value of Portfolio securities. The net asset value of each Trust Unit is computed by adding the value of all securities and other assets (including income receivable), subtracting liabilities (including accrued expenses) attributable to each Portfolio and dividing by the number of Trust Units of each Portfolio outstanding.

The IPAIT Administrator will compute the net asset value of Trust Units for the Portfolios by using the amortized cost method for valuing securities. Under the amortized cost method, a security is initially valued at cost on the date of purchase and, thereafter, any discount or premium is amortized on a straight line basis to maturity, regardless of fluctuating interest rates or the market value of the security. However, the Investment Adviser will establish procedures to stabilize the net asset value of Trust Units at $l.00 per Trust Unit. These procedures include a review by the Investment Adviser as to the extent of the deviation of net asset value based upon available market quotations from the Portfolio's $l.00 amortized cost per Trust Unit. If such deviation exceeds 0.5 percent, the Investment Adviser will consider what action, if any, should be initiated to reasonably eliminate or reduce material dilution or other unfair results to Participants. Such action may include redemption of Trust Units in kind, selling portfolio securities prior to maturity, withholding distributions or utilizing a net asset value per Trust Unit based upon available market quotations.

If, and only if, the Trustees, with the advice of the Investment Adviser, shall determine that the amortized cost method of determining the net asset value of IPAIT Portfolio Units no longer represents a fair method of valuation, the Trustees may either permit such net asset value to fluctuate or may reflect the fair value thereof in the number of Trust Units allocated to each Participant.

PORTFOLIO TRANSACTIONS - Subject to policies set by the Trustees, the Investment Adviser is authorized to determine, consistent with the IPAIT Investment objectives and policies, which securities will be purchased, sold and held by IPAIT. Most securities will be purchased on a principal basis directly from the issuer, from banks, underwriters, or market makers and, thus, will not involve payment of a brokerage commission. Such purchases may include a discount, concession or mark-up retained by an underwriter or dealer. The Investment Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of securities and is directed to use its best efforts to obtain the best available price and most favorable execution on brokerage transactions. Some of the transactions may be directed to brokers or dealers who furnish special research and statistical information or services rendered in the execution of orders.

CALCULATING YIELD - The yield on Trust Units (a 7-calendar-day historical yield) is calculated by first dividing the average daily net income per Trust Unit for that 7-day period by the average daily net asset value per Unit for the same period. This return is then annualized by multiplying the result times 365. The yield for the 7-day period ended September 30, 2002, for IPAIT and IPAIT DGO was 1.23% and 1.19%, respectively.

EXPENSES OF IPAIT - The Investment Adviser and Administrator are paid a combined annual fee based upon average daily net assets for each Portfolio of 0.305 percent for assets up to $150,000,000, 0.26 percent for assets greater than $150,000,000 and less than $300,000,000 and 0.215 percent for assets greater than $300,000,000. In addition, the Investment Adviser and Administrator are paid a program support provider fee of 0.10 percent for program assets less than $250,000,000 and 0.125 percent for program assets greater than $250,000,000. This fee, which is paid pursuant to the provisions of a Rule 12b-1 Plan adopted by the Trustees, is used by the Investment Adviser and Administrator to pay for various expenses in marketing IPAIT. All fees payable to the Investment Adviser and Administrator are accrued daily and paid monthly.

The Custodian is paid an annual fee based upon average daily net assets for each Portfolio of 0.050 percent for assets up to $150,000,000, 0.045 percent for assets greater than $150,000,000 and less than $300,000,00 and 0.04 percent for assets greater than $300,000,000. Custodial fees are accrued daily and paid monthly.

IPAIT also pays the operating expenses incurred directly by IPAIT and its Trustees in connection with the discharge of their duties. These expenses include initial and ongoing legal and accounting fees, auditing fees, out-of-pocket expenses of Trustees and the cost of printing, mailing and other services performed independently by IPAIT. Payment of all operating expenses are accrued daily and are estimated at the annual rate of 0.025 percent of average daily net assets.

Also pursuant to the Trust's Rule 12b-1 Plan, there is an administrative services fee computed at the annual rate of 0.10 percent of the average daily net assets of the Portfolios. The administrative services fee is payable to the Sponsoring Associations based upon Participants attributable to each Sponsoring Association pro rata share of the IPAIT average daily net assets. This fee is paid for administrative services provided by the Sponsoring Associations to IPAIT, including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing the Board of Trustees various reports thereon, maintaining Trust records and providing marketing services.

Expenses directly attributable to a Portfolio are accrued against the respective Portfolio. Expenses not attributable to a particular Portfolio ("general expenses") are allocated to the Portfolios pro rata based upon the relative net asset value of the Portfolios.

For the fiscal year ending June 30, 2002, total expenses of the Portfolios amounted to 0.56 percent and 0.58 percent, respectively, of the Diversified and Direct Government Obligation Portfolios' average daily net assets.

These fees and operating expenses are subject to adjustment and renegotiation as determined by the Board of Trustees and the terms of the contracts with the service providers.

TRUSTEES AND OFFICERS

The Board of Trustees has full and complete control over the business and assets of IPAIT, subject to the rights of IPAIT Participants as provided in the Declaration of Trust.

There are nine voting members of the Board of Trustees. In addition, the Executive Directors of the Iowa Association of Municipal Utilities, the Iowa League of Cities, and the Iowa State Association of Counties serve as ex officio nonvoting members of the Board of Trustees and, pursuant to the Bylaws, may from time to time serve as secretary and treasurer for the Board. The names, affiliations and positions of the Board members are set forth below:

NAME AFFILIATION POSITION

Jim Ahrenholtz Office Manager, Denison Municipal Utility Trustee

Thomas Bredeweg Executive Director, Iowa League of Cities Ex Officio Trustee, Treasurer

Robert Hagey Treasurer, Sioux County Trustee

Tom Hanafan Mayor, Council Bluffs Vice Chair and Trustee

Robert Haug Executive Director, Iowa Association of Municipal Utilities Ex Officio Trustee, Secretary

Don Kerker Muscatine Power and Water Chair and Trustee

Diane Kiefer Wapello County Treasurer Second Vice Chair and Trustee

William Kinney City of Cedar Rapids Treasurer Trustee

Floyd Magnusson Supervisor, Webster County Trustee

Paul Oldham Office Manager, Algona Municipal Utility Trustee

William Peterson Executive Director, Iowa State Association of Counties Ex Officio Trustee, Asst. Secretary

Jody Smith Director of Administrative Services, West Des Moines Trustee

Ex Officio Trustees have no voting power in connection with any actions that the Trustees may take on behalf of IPAIT. The Trustees have legal title to the assets of IPAIT for the benefit of the Participants. In their capacity as Trustees, the Trustees function on behalf of the Participants, as the agents and fiduciaries of the Participants, to implement and administer the Declaration, as an agreement among the Participants. The Chair, Vice Chair, Second Vice Chair, Secretary, Assistant Secretary, and Treasurer serve on an Executive Committee. The Executive Committee may exercise all of the authority of the Board of Trustees except that the Executive Committee cannot create a new Portfolio or a series of units or change investment policies.

The Iowa State Association of Counties, the Iowa League of Cities and the Iowa Association of Municipal Utilities have each appointed three Trustees to 3-year staggered terms.

If, at any time after election to the Board of Trustees, a Trustee is associated with a city utility, county or city which ceases to be a Participant, such Trustee must resign.

No Trustee (whether voting or nonvoting) of IPAIT will receive any compensation from IPAIT, the Administrator, Investment Adviser or Custodian for his or her services. IPAIT will reimburse the Trustees for their reasonable expenses incurred on behalf of IPAIT.

IPAIT refers to the Trustees in their capacity collectively as Trustees and not individually or personally. All persons dealing with IPAIT must look solely to IPAIT assets for the enforcement of claims against IPAIT. The Trustees, officers and Participants do not assume any liability for obligations entered into on behalf of IPAIT.

The Joint Powers Agreement and Declaration of Trust shall not create any right, title, privilege or entitlement in any person, corporation or other legal entity except a Participant and a Person that has a direct and written contract with IPAIT. The terms and conditions of the Declaration of Trust are not intended to and shall not be construed to create any cause of action, legal or equitable, in any Person against the Participants, Trustees, officers, employees, Sponsoring Associations or agents of IPAIT, except as is provided by specific language in the Declaration or by specific language in written agreements or contracts entered into by the Trustees in implementing IPAIT. It is not intended and the terms of the Declaration shall not be construed so that any breach thereof by Participants, Trustees, officers, employees or agents of IPAIT creates an action at common law, tort, contract or otherwise.

A Trustee is not personally liable for a claim based upon an act or omission of the Trustee performed in the discharge of the Trustee's duties, except for acts or omissions which involve intentional misconduct or knowing violation of the law or for a transaction from which the Trustee derives an improper personal benefit.

The Trustees are responsible for the management of IPAIT, the conduct of its affairs, and the management and distribution of IPAIT assets. However, the Trustees are not required personally to conduct all of the affairs of IPAIT. Consistent with their responsibility, the Trustees have appointed an Investment Adviser, an Administrator and Custodian and have assigned to them such duties as the Trustees have deemed appropriate with regard to the investment, administration, record keeping and custody of monies and investments of IPAIT.

THE INVESTMENT ADVISER

Investors Management Group (IMG), P.O. Box 71158, Clive, Iowa 50325-0158, an Investment Adviser registered under the Investment Advisers Act of 1940, serves as the IPAIT Investment Adviser, pursuant to an Investment Adviser Agreement. IMG, an indirect wholly owned subsidiary of AMCORE Financial Inc., was organized in 1982. Since then the firm's principal business has been providing continuous investment management to pension and profit-sharing plans, insurance companies, public agencies, banks, endowments and charitable institutions, individuals and others. As of June 30, 2002, IMG had approximately $4.2 billion in equity, fixed income and money market assets under management. The Trust has been managed by Kathryn D. Beyer, CFA, Fixed Income Manager since 1993. Ms. Beyer is a fixed income strategist and is a member of the Investment Strategy Committee. Her experience includes serving as a securities analyst and director of mortgage-backed securities for Central Life Assurance Company. She received her Master of Business Administration from Drake University and her Bachelor of Science degree in agricultural engineering from Iowa State University. The Investment Adviser furnishes IPAIT with advice with respect to IPAIT operations and the investment of its assets subject to and in conformance with the Declaration of Trust and the policies adopted by the Board of Trustees. The IPAIT agreement with the Investment Adviser is approved annually, is not assignable, and may be terminated on 60 days written notice by either party without penalty. It will remain in effect until December 31, 2003, and thereafter as approved by the Trustees. For the fiscal year ended June 30, 2002, fees paid by IPAIT and IPAIT DGO to IMG for investment advisory and administrator services amounted to $588,129.99 and $177,077.06, respectively, or approximately 0.21 percent and 0.23 percent, respectively, of the Fund's average net assets.

THE ADMINISTRATOR

Investors Management Group (IMG), P.O. Box 71158, Clive, Iowa 50325-0158, serves as the IPAIT Administrator, pursuant to an Administrator Agreement. The Administrator supervises all aspects of IPAIT's operations, other than those managed by IPAIT's Investment Adviser pursuant to the Investment Adviser Agreement (discussed above); acts in conformity with the Declaration of Trust and policies adopted by the Board of Trustees; determines and allocates the income of IPAIT; provides daily account services to Participants; provides all participant transaction confirmations and monthly account summaries; facilitates and processes all movement of monies between IPAIT and the Participant's accounts at the Participant's local financial institutions; verifies that each transaction is initiated by an authorized representative of the Participant and, utilizing bank and trust procedures, follows procedures that assures that all IPAIT or Participant funds be moved only within a "closed system" between the Participant's preauthorized local account and the Participant's IPAIT account and assure that all monies received from or on behalf of Participants are fully collected and available; provides administrative personnel and equipment to IPAIT; determines the net asset value of IPAIT on a daily basis; and performs all related administrative services for IPAIT. The IPAIT Administrator Agreement is approved annually, is not assignable, and may be terminated on 60 days written notice by either party without penalty. It will remain in effect until December 31, 2003, and thereafter as approved by the Trustees.

THE CUSTODIAN

Wells Fargo Bank Iowa, N.A., 666 Walnut, P.O. Box 837, MAC N8200-034, Des Moines, Iowa 50304-0837, acts as Custodian for IPAIT pursuant to a Custodian Agreement. The Custodian will hold in a separate account all investment instruments and monies, including cash received for each Portfolio. Subject to the terms and conditions of the Custodian Agreement, the Custodian may register or transfer assets of IPAIT into the Custodian's name or the name of a nominee or nominees provided that the books and records of the Custodian at all times show that such accounts are a part of IPAIT. All IPAIT security transactions are handled on the basis of delivery versus payment of the custodian or its nominee or nominees. IPAIT's agreement with the Custodian is approved annually, is not assignable, and is cancelable on 60 days notice by either party without penalty. It will remain in effect until December 31, 2003, and thereafter as approved by the Trustees.

ADMINISTRATIVE AND DISTRIBUTION

RELATED SERVICES

The Trust has adopted a Rule 12b-1 Plan ("Plan") which permits the Trust to pay certain distribution related expenses for the sale and distribution of its units. Because the fees are paid out of the Trust assets on an ongoing basis, over time these fees will increase the costs of your investment. Under the Plan, the Trust pays the Sponsoring Associations a fee at the annual rate of .10 percent of average annual net assets for providing to the Trust various administrative services, including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing the Board of Trustees various reports thereon, providing marketing assistance and maintaining Trust records. The Sponsoring Associations were instrumental in the establishment of the Trust which was and is intended to assist Iowa public agencies in cash management thereby lessening the burdens of government. The Executive Directors of the Sponsoring Associations serve as officers and members of the Executive Committee of IPAIT. The Plan is approved annually by the Trustees only after careful consideration of whether there is a reasonable likelihood that the Plan will benefit the Trust and the Participants.

TAXES

Counsel for IPAIT is of the opinion that IPAIT is not subject to Federal or Iowa income tax and that distributions received by Participants are not taxable to them.

REPORTS TO PARTICIPANTS

Participants receive an "advice of activity" confirming all transactions processed. Participants will receive a monthly statement summarizing all activity on each account opened with IPAIT. This statement will include a list of all investments currently held by IPAIT for the Participant. In addition, Participants will be provided monthly performance information illustrating historical investment performance and yield. IPAIT will issue unaudited semi-annual reports which will include a list of securities owned by IPAIT and complete financial statements. It will also issue an annual report containing a financial report audited by the IPAIT independent auditors, KPMG LLP.

DECLARATION OF TRUST

IPAIT was established as of October 1, 1987, as a common law trust under the laws of the State of Iowa by the adoption and execution of a Joint Powers Agreement and Declaration of Trust by the Maquoketa Municipal Electric Utility, Buchanan County, and the City of Fairfield. Additional Iowa cities, counties, city utilities and the other eligible participants (including 28E organizations) may become Participants in the manner described in this Information Statement. The Joint Powers Agreement and Declaration of Trust was amended on August 1, 1988 and May 1, 1993, and restated as of May 1, 1993.

Each potential Participant is given a copy of the Declaration before it becomes a Participant. The summary of the Declaration given herein is qualified in its entirety by reference to the full text of the Declaration.

DESCRIPTION OF TRUST UNITS - The Declaration authorizes an unlimited number of full and fractional Trust Units which may be issued in series. All Trust Units of each series participate equally in the allocation of distributions and have equal liquidation and other rights pertaining to that series. The Trust Units have no conversion, exchange or preemptive rights.

For all matters requiring a vote of Participants, each Participant is entitled to one vote with respect to each matter. It is not necessary for a Participant to hold any minimum number of Units to be entitled to vote. Participants are not entitled to cumulative voting.

No Trust Units may be transferred to any transferee other than IPAIT itself at the time of redemption.

PARTICIPANT LIABILITY - The Declaration provides that Participants will not be subject to any liability whatsoever in tort, contract or otherwise to any other person or persons in connection with IPAIT property or the affairs of IPAIT. Any Participant made a party to any suit or proceedings to assert or enforce any such liability shall not on account thereof be held to any personal liability.

TERMINATION OF THE DECLARATION OF TRUST - IPAIT may be terminated by the affirmative vote of a majority of Participants entitled to vote at any meeting of Participants or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by not less than a majority of the

Participants entitled to vote.

AMENDMENT OF THE DECLARATION OF TRUST - The Declaration may be amended at any meeting of Participants or by an instrument or instruments in writing, by the affirmative vote or signed approval of a majority of the Participants. The Trustees, from time to time, by a two-thirds vote of the Trustees and after 15 days prior written notice to the Participants, may amend the Declaration without the vote or consent of the Participants, to the extent they deem necessary to conform the Declaration to the requirements of applicable laws or regulations, or any interpretation thereof by a court or other governmental agency; but the Trustees shall not be liable for failing to do so.

WITHDRAWAL - A Participant may withdraw from IPAIT at any time by notifying the Trustees as specified in the Declaration.

DEFINITIONS - Unless otherwise expressly defined herein, words that are capitalized in this Information Statement have the meaning defined in the Joint Powers Agreement and Declaration of Trust.

INDEPENDENT AUDITORS

KPMG LLP, 2500 Ruan Center, Des Moines, Iowa 50309, serves as the IPAIT independent auditors.

DOCUMENT COPIES

Copies of the Joint Powers Agreement and Declaration of Trust, the Administrator Agreement, the Investment Adviser Agreement and the Custodian Agreement can be obtained from the Iowa Public Agency Investment Trust, P.O. Box 71158, Clive, Iowa 50325-0158.

INSTRUCTIONS AND APPLICATION FORM

HOW TO OPEN ACCOUNTS WITH IOWA PUBLIC AGENCY INVESTMENT TRUST (IPAIT)

Any city, county, or city utility which is, respectively, a member of the Iowa League of Cities, the Iowa State Association of Counties or the Iowa Association of Municipal Utilities and other eligible participants including 28E organizations may join IPAIT as a "Participant" and take full advantage of its investment programs.

A CITY, COUNTY OR CITY UTILITY (OR 28E ORGANIZATION) THAT WISHES TO OPEN AN ACCOUNT WITH IPAIT AND BECOME A PARTICIPANT SHOULD COMPLETE FORMS A AND B.

FORM A (Model Resolution)

The City Council, County Board of Supervisors, or Utility Board of Trustees (or governing body of other eligible participants including 28E organizations) must adopt a resolution in the form as provided by the model resolution. The adopted resolution must be certified using the certificate provided. The resolution authorizes the city, county, municipal utility or other eligible participant to become a Participant of IPAIT and adopts the Joint Powers Agreement and Declaration of Trust. It also designates the officials of the Participant authorized to effect transactions with IPAIT. Form A must be completed with the Participant, the names and titles of Authorized Officials, the signatures of the presiding officer and clerk/secretary and a certification signed and notarized by the clerk/secretary. Form A and the certificate are to be sent with Form B to the IPAIT Administrator at the address given herein. The Participant must include a copy of the Resolution along with a copy of the Joint Powers Agreement and Declaration of Trust in the minutes of the meeting at which the Resolution is approved.

FORM B (Application Form)

This form must be completed by an Authorized Official. Form B provides all applicable information about the Participant and the local depository bank. After an application is received by the IPAIT Administrator an account and an account number will be assigned. Once the account is open, the Participant may make its initial investment, according to the "Instructions for Investment and Withdrawals," given at the back of this publication. Supplemental Form B should be used for opening additional accounts.

For more information regarding the opening of an account or the use of automated clearinghouse transfer (ACH), please call the IPAIT toll-free number (800) 872-4024.

NOTE: All completed forms should be mailed to IPAIT at the following address:

Iowa Public Agency Investment Trust

P.O. Box 71158

Clive, Iowa 50325-0158

IOWA PUBLIC AGENCY INVESTMENT TRUST (IPAIT)

RESOLUTION

FORM A Date___________________________

A RESOLUTION AUTHORIZING THE APPROVAL OF AND PARTICIPATION IN A JOINT POWERS AGREEMENT AND DECLARATION OF TRUST FOR THE IOWA PUBLIC AGENCY INVESTMENT TRUST,

AUTHORIZING INVESTMENTS THROUGH THE FIXED TERM AUTOMATED INVESTMENT PROGRAM OF IPAIT AND AUTHORIZING IPAIT TO DESIGNATE AND NAME DEPOSITORIES.

WHEREAS, Iowa Code section 28E.1 permits political subdivisions to make efficient use of their powers by enabling them to provide joint services with other Public Agencies and to cooperate in other ways of mutual advantage, and to exercise and enjoy jointly any powers, privileges or authority exercised or capable of being exercised by one Public Agency of this state or private agencies for the joint or cooperative action; and

WHEREAS, Iowa Code sections 331.555 and 384.21 empowers Cities, City Utilities, and Counties to invest their monies pursuant to a joint investment agreement; and

WHEREAS, the City of Fairfield, the Maquoketa Municipal Utility, and Buchanan County are political subdivisions organized and existing under and by virtue of the laws and Constitution of the State of Iowa and have approved the Joint Powers Agreement and Declaration of Trust and thereby they have established the Iowa Public Agency Investment Trust as of October 1, 1987, and amended as of May 1, 1993; and

WHEREAS, this Governing Body desires to adopt and enter into the Joint Powers Agreement and Declaration of Trust, and it is in the best interest of this Governing Body to participate in the Iowa Public Agency Investment Trust for the purpose of joint investment of monies with other cities, city utilities and counties to enhance investment earnings to each; and

WHEREAS, this Governing Body deems it to be advisable for this Public Agency to make use, from time to time, of the Fixed Term Automated Investment Program available to Participants of IPAIT;

NOW, THEREFORE, BE IT RESOLVED:

Section 1. The Joint Powers Agreement and Declaration of Trust is approved and adopted. This Public Agency joins with the other public agencies in accordance with the Joint Powers Agreement and Declaration of Trust, as amended, (the "Declaration of Trust") which is incorporated herein by reference with the same effect as if it had been set out in this resolution by becoming a Participant of IPAIT. The Joint Powers Agreement and Declaration of Trust is filed in the minutes of the meeting at which this Resolution is adopted. The authorized officials of this Public Agency are directed and authorized to take such actions and execute documents as may be deemed necessary and appropriate to effect the entry of this Public Agency into the Declaration of Trust and adoption thereof by this Public Agency and to carry out the intent and purpose of this Resolution.

Section 2. This Public Agency is authorized to invest its available monies from time to time and to withdraw such monies from time to time in accordance with the provisions of the Declaration of Trust and the Fixed Term Automated Investment Program of IPAIT.

Payment for any investments made within the Fixed Term Automated Investment Program is authorized from the Public Agency's specified IPAIT Account. Interest and principal payments must be credited to the Public Agency's designated Trust Account. The Custodian will hold investments in the name of IPAIT for the account of the Public Agency.

The following officers and officials of this Public Agency and their respective successors in office each are designated as "Authorized Officials" with full power and authority to effectuate the investment and withdrawal of monies with this Public Agency from time to time in accordance with the Joint Powers Agreement and Declaration of Trust.

_____________________________________ _____________________________________

Printed Name Title

_____________________________________ _____________________________________

Printed Name Title

_____________________________________ _____________________________________

Printed Name Title

IPAIT must be advised of any changes in Authorized Officials in accordance with procedures established by IPAIT.

Section 3. The Trustees of IPAIT are designated as having official custody of this Public Agency's monies which are invested in accordance with the Joint Powers Agreement and Declaration of Trust and any monies invested in accordance with the Trust's Fixed Term Automated Investment Program.

Section 4. IPAIT is authorized to designate and name depositories and to file form CPE-31019, to execute documents, and to take actions as may be necessary to purchase and make payment, sell, secure, or take payment of principal and interest. Certificates of deposit must be purchased only from financial institutions designated by IPAIT which are approved depositories as prescribed by Iowa Code chapter 573.

Section 5. Authorization is given for members and officials of this Public Agency to serve as Trustees of IPAIT from time to time if selected as such pursuant to the provisions of the Declaration of Trust.

Section 6. Unless otherwise expressly defined, words that are capitalized in the Resolution have meanings defined in the Joint Powers Agreement and Declaration of Trust.

Passed and approved this _______________________ day of ______________________________,___________.

_____________________________________ _____________________________________

Name of Public Agency Signature of Presiding Officer

ATTEST:

__________________________________________________________________________________________

Clerk/Secretary

NOTE: Please mail one original copy of this form and the certification and a completed application Form B to the following address:

IOWA PUBLIC AGENCY INVESTMENT TRUST

P.O. Box 71158

Clive, Iowa 50325-0158

This form may be photocopied.

IOWA PUBLIC AGENCY INVESTMENT TRUST

FORM A CERTIFICATE

STATE OF IOWA )

) SS:

COUNTY OF )

I, the undersigned of _______________________________________________, State of Iowa, do certify that

(Name of Public Agency)

attached is a complete copy of the portion of the records of the Governing Body of the named Public Agency, and the same is a complete copy of the action taken by the Governing Body of the Public Agency with respect to this matter at the meeting held on this date; these proceedings remain in full force and effect and have not been amended or rescinded in any way; that this meeting and all action was publicly held in accordance with notice of public meeting and tentative agenda, a copy of which was timely served on each member of the Governing Body of the Public Agency and posted on a bulletin board or other prominent place easily accessible to the public clearly designated for that purpose, at the principal office of the Governing Body and in accordance with the provisions of Iowa Code chapter 21, with at least 24 hours advance notice to the public and media as required by law and with members of the public present in attendance.

I further certify that the individuals named therein were on this date lawfully possessed of their respective offices as indicated, that no vacancy existed except as may be stated in proceedings, and that no controversy or litigation is pending, prayed or threatened involving the incorporation, organization, existence or boundaries of the Public Agency or the right of the individuals named herein as officers to their respective positions.

WITNESS my hand hereto affixed this_____________________ day of________________________, __________.

By _________________________________________________________

(Clerk/Secretary for Public Agency)

Subscribed and sworn to before me on this____________________ day of_______________________, _________.

By _________________________________________________________

(Notary Public)

IOWA PUBLIC AGENCY INVESTMENT TRUST

APPLICATION FORM

FORM B

I. BASIC INFORMATION

Name of Public Agency: _________________________________________________________________________

(Check one) ❑ City ❑ City Utility ❑ County ❑ 28E Organization ❑ Other: _________________

(Check all appropriate box (es) Member of: ILC ❑ IAMU ❑ ISAC ❑

Federal Identification Number_____________________________________________________________________

Contact Person and Title_________________________________________________________________________

Address_______________________________________________________________________________________

Telephone Number (____________) _____________-_________________________

IF INITIAL INVESTMENT IS ENCLOSED, PLEASE INDICATE AMOUNT $ ___________________________

(Payable to Iowa Public Agency Investment Trust)

II. NEW ACCOUNT INFORMATION

Authorization is hereby given to Investors Management Group, as IPAIT Administrator, to open the following Iowa Public Agency Investment Trust Account(s).

Name to appear on IPAIT Account (e.g. General Fund, etc.)* ____________________________________________

Name and Address of Local Depository for funds transfer ______________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

Local Depository Account Number ________________________________________________________________

checking ❑ savings ❑

(For your protection, only one depository account may be accessed per IPAIT account)

Depository's ABA Routing Number ________________________________________________________________

(This number can be obtained from bottom of blank check or by calling your depository)

III. DEPOSIT/WITHDRAWAL INFORMATION AND AUTHORIZATION

Authorization is given to Investors Management Group, as the IPAIT Administrator, to honor any request believed to be authentic for investment to or withdrawal from IPAIT. Monies will be transferred only upon telephone, written or personal notice from an Authorized Official of the Public Agency. Upon notification, the Administrator will initiate debit and credit entries to the local depository account(s) indicated and the local depository(ies) are authorized to debit and credit the same to such account(s). Transfer must be made by Automated Clearinghouse Transfer (ACH), if available, unless otherwise directed by the Public Agency. There is no direct charge for ACH transfers.

IV. INFORMATION STATEMENT AND DECLARATION OF TRUST

It is hereby certified that the Public Agency has received a copy of the Information Statement of IPAIT and a copy of the Joint Powers Agreement and Declaration of Trust and agrees to be bound by the terms of such documents.

V. EFFECTIVENESS OF APPLICATION FORM

The information, certifications and authorizations set forth on this application shall remain in full force and effect until the IPAIT Administrator receives written notification of a change.

VI. AUTHORIZED SIGNATURES

The following are Authorized Officials (as designated in Resolution - Form A) of this Public Agency to effectuate the investment and withdrawal of monies of this Public Agency from time to time in accordance with the Joint Powers Agreement and Declaration of Trust.

Name of Public Agency _________________________________________________________________________

__________________________________ _________________ __________________________ ____________

Print or Type Name of Authorized Official Title Signature (Authorized Official) Date

__________________________________ _________________ __________________________ ____________

Print or Type Name of Authorized Official Title Signature (Authorized Official) Date

__________________________________ _________________ __________________________ ____________

Print or Type Name of Authorized Official Title Signature (Authorized Official) Date

VII. APPLICATION SIGNATURE

Application is hereby made this _______________________ day of__________________________, ___________.

Name: ______________________________________ Title:__________________________________________

Signature_______________________________________________________________________

This application form must be signed by an official authorized by Resolution to Transact business with IPAIT. (See Resolution Form A for Authorized Officials)

Mail this form along with FORM A to:

IOWA PUBLIC AGENCY INVESTMENT TRUST

P.O. Box 71158

Clive, Iowa 50325-0158

This form may be photocopied

*For Additional IPAIT Accounts, Use Space Provided On Supplemental Form B.

ADDITIONAL IPAIT ACCOUNTS

COMPLETE THE FOLLOWING INFORMATION FOR EACH ADDITIONAL IPAIT ACCOUNT TO BE OPENED

SUPPLEMENTAL FORM B

Name of Public Agency ____________________________________________________________________________

Name to appear on IPAIT Account (e.g. General Fund, etc.)________________________________________________

Name and Address of Local Depository for funds transfer__________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

Local Depository Account Number____________________________________________ checking ❑ savings ❑

(For your protection, only one depository account may be accessed per IPAIT account)

Depository's ABA Routing Number___________________________________________________________________

(This number can be obtained from bottom of blank check or by calling depository)

Name of Public Agency ____________________________________________________________________________

Name to appear on IPAIT Account (e.g. General Fund, etc.)________________________________________________

Name and Address of Local Depository for funds transfer__________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

Local Depository Account Number____________________________________________ checking ❑ savings ❑

(For your protection, only one depository account may be accessed per IPAIT account)

Depository's ABA Routing Number___________________________________________________________________

(This number can be obtained from bottom of blank check or by calling depository)

Name of Public Agency ____________________________________________________________________________

Name to appear on IPAIT Account (e.g. General Fund, etc.)________________________________________________

Name and Address of Local Depository for funds transfer__________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

Local Depository Account Number____________________________________________ checking ❑ savings ❑

(For your protection, only one depository account may be accessed per IPAIT account)

Depository's ABA Routing Number___________________________________________________________________

(This number can be obtained from bottom of blank check or by calling depository)

Signature of Authorized Official _____________________________________________

INSTRUCTIONS FOR

MAKING INVESTMENTS

A. TO MAKE AN INVESTMENT BY AUTOMATED CLEARINGHOUSE TRANSFER (ACH) DEBIT:

(Interest always begins the following business day)

1. Call 1-800-872-4024 prior to 2:00 p.m. and an IPAIT representative will answer - "Iowa Public Agency Trust."

2. Say: "This is (city, city utility, county) of _____ (name) _____, IPAIT Participant No. _____, with an ACH investment, in the amount of $_____. My local financial institution is _____, and the local checking/savings account number is _____."

3. The IPAIT representative will repeat the information given and acknowledge that the investment is accepted.

NOTE: Notice must be received prior to 2:00 p.m. to begin earning interest the next business day.

B. TO MAKE AN INVESTMENT BY WIRING MONIES: (Interest begins same day)

1. Call 1-800-872-4024 prior to 10:00 a.m. and an IPAIT representative will answer - "Iowa Public Agency Trust."

2. Say: "This is (city, city utility, county) of _____ (name) _____, IPAIT Participant No _____, with a wire investment in the amount of _____. This will be coming from _____ (Financial Institution name and account number) _____."

3. The IPAIT representative will repeat the information given and acknowledge the investment.

4. Instruct your local Financial Institution to wire the monies to: Wells Fargo Bank Iowa, N.A., Des Moines, ABA #073000228, credit #0007047303, Iowa Public Agency Investment Trust, further credit to (Public Agency name and IPAIT Participant number).

NOTE: To be credited the same day, THE PARTICIPANT MUST CALL BEFORE 10:00 a.m. and THE LOCAL FINANCIAL INSTITUTION MUST DEPOSIT MONIES WITH the Federal Reserve wire system no later than 10:00 a.m.

C. TO MAKE AN INVESTMENT BY CHECK OR BANK DRAFT:

(This option is available but not recommended since the IPAIT Account is not posted the same day that the check is received.)

Please call 1-800-872-4024 and an IPAIT representative will assist you.

INSTRUCTIONS FOR

MAKING REDEMPTIONS

A. TO MAKE A REDEMPTION BY AUTOMATED CLEARINGHOUSE TRANSFER (ACH) CREDIT:

(Monies transferred next business day after request)

1. Call 1-800-872-4024 prior to 2:00 p.m. and an IPAIT representative will answer - "Iowa Public Agency Trust."

2. Say: "This is (city, city utility, county) of _____ (name) _____, IPAIT Participant No. _____, with an ACH redemption request, in the amount of $_____. My local financial institution is ____, and the local checking/savings account number is _____."

3. The IPAIT representative will repeat the information given and acknowledge the redemption.

NOTE: Notice must be received prior to 2:00 p.m. for monies to be on deposit in your local FINANCIAL INSTITUTION the next business day.

B. TO MAKE REDEMPTIONS BY WIRING MONIES: (Monies transferred same day)

1. Call 1-800-872-4024 prior to 10:00 a.m. and an IPAIT representative will answer - "Iowa Public Agency Trust."

2. Say: "This is (city, city utility, county) of _____ (name) _____, IPAIT Participant No. _____, with a wire redemption request, in the amount of $_____."

3. Provide instructions for wiring, including local financial institution, location, account number, and name and telephone number of a contact person at that financial institution.

4. The IPAIT representative will repeat the information given and acknowledge the redemption.

NOTE: Notice must be received prior to 10:00 a.m. for transfers to be made the same day.

C. TO RECEIVE A CHECK BY MAIL:

(This option is available but not recommended since the IPAIT Account is posted the same day the check is written)

Please call 1-800-872-4024 and an IPAIT representative will assist you.

IOWA PUBLIC AGENCY INVESTMENT TRUST

STATEMENT OF ADDITIONAL INFORMATION

October 30, 2002

Table of Contents

Page

Fund History 2

Investment Objectives, Policies and Restrictions 2

Trustees and Executive Officers 5

Compensation Table 6

Investment Advisory and Other Services 7

Distribution Plan 9

Portfolio Transactions and Brokerage Allocations 10

Trust Units and Control 11

Net Asset Value and Public Offering Price 12

Purchase and Redemption 13

Financial Statements 13

Independent Auditors 13

This Statement of Additional Information is not a prospectus. This Statement of Additional Information relates to the Information Statement dated October 30, 2002, and should be read in conjunction therewith. A copy of the Information Statement may be obtained from the Iowa Public Agency Investment Trust, 1415 28th St., Suite 200, West Des Moines, Iowa 50266.

FUND HISTORY

IPAIT has been established under Iowa law pursuant to Iowa Code Chapter 28E and Sections 331.555 and 384.21, which authorize Iowa cities, counties, city utilities, and other eligible participants to jointly invest monies pursuant to a joint investment agreement. IPAIT was established by adoption of a Joint Powers Agreement and Declaration of Trust establishing the Iowa Public Agency Investment Trust as of October 1, 1987 and amended as of August 1, 1988, and May 1, 1993 (the "Declaration"). Iowa Code permits judicial districts and rural water districts to participate in a joint investment agreement, and such entities are authorized to participate in IPAIT upon the approval of the Board of Trustees. A city, city utility, or county which is, respectively, a member of the Iowa League of Cities, the Iowa Association of Municipal Utilities, or the Iowa State Association of Counties (the "Sponsoring Associations") or other eligible participants can become a Participant in IPAIT by submitting an application and a certified copy of the form of authorizing resolution contained therein to Iowa Public Agency Investment Trust, P.O. Box 71158, Clive, Iowa 50325-0158. (See "Instructions and Application Form").

INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

The interests of beneficial interest ("Trust Units") in Iowa Public Agency Investment Trust ("IPAIT" or the "Trust") are offered in series. This Statement of Additional Information only relates to the two series designated Diversified

Portfolio and Direct Government Obligations Portfolio (sometimes referred to herein as a "Portfolio" or, collectively, as the "Portfolios"). The investment objectives and policies of the Portfolios are set forth in the Information Statement. Certain additional investment information is set forth below.

INVESTMENT RESTRICTIONS

The Trust's Portfolios are available for investment only by Iowa public agencies pursuant to Iowa Code chapter 28E and sections12B.10, 331.555 and 384.21. As a result, the Trust is only permitted to invest in securities which such public agencies are permitted to invest in under Iowa law as it presently exists or as it may be amended in the future.

In addition to the investment objectives and policies set forth in the Information Statement, each of the Portfolios is subject to certain investment restrictions, as set forth below, which may not be changed without the vote of a majority of the Participants in a Portfolio. "Majority," as used in the Information Statement and in this Statement of Additional Information, means the lesser of (a) 67 percent of the Trust's or a Portfolio's outstanding Trust Units voting at a meeting of Participants at which more than 50 percent of the outstanding Trust Units are represented in person or by proxy or (b) a majority of the Trust's or a Portfolio's outstanding Trust Units.

Unless otherwise specified below, none of the Portfolios will:

1. Invest more than 5 percent of the value of their total assets in the securities of any one federally insured Iowa depository institution (other than securities of the U.S. government or its agencies or instrumentalities).

2. Invest 25 percent or more of the value of their total assets in the securities of issuers conducting their principal business activities in any one industry, including financial institutions. This restriction does not apply to securities of the U.S. government or its agencies and instrumentalities and repurchase agreements relating thereto.

3. Issue any senior securities (as defined in the Investment Company Act of 1940, as amended).

4. Mortgage, pledge or hypothecate their assets.

5. Make short sales of securities or maintain a short position.

6. Purchase any securities on margin.

7. Write, purchase or sell puts, calls or combinations thereof.

8. Purchase or sell real estate or real estate mortgage loans.

9. Purchase or sell commodity contracts, including futures contracts.

10. Borrow or make loans, provided that IPAIT may make Permitted Investments.

11. Invest in restricted securities or invest more than 10 percent of the Portfolio's net assets in repurchase agreements with a maturity of more than seven days, and other liquid assets, such as securities with no readily available market quotation.

12. Underwrite the securities of other issuers.

13. Invest in any securities in contravention of the provisions of Rule 2a-7 of the Investment Company Act of 1940 as it presently exists or as it may hereafter be amended.

The Trust may invest Portfolio assets pursuant to the maximum extent possible by Iowa law governing investments by public agencies and Rule 2a-7 and any change in the restrictions of Iowa law governing investments by public agencies and Rule 2a-7 shall be deemed to be adopted by the Trust, and such change shall not require the approval of Participants.

Any investment restriction or limitation referred to above or in the Information Statement which involves a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after an acquisition of securities or utilization of assets and results therefrom.

OTHER POLICIES -- NONFUNDAMENTAL

In addition to the above investment restrictions and those fundamental policies set forth in the Information Statement, the Board of Trustees has adopted other policies set forth below which are nonfundamental and can be changed without Participant approval.

The Fundamental and Nonfundamental Investment Policies of the Trust shall apply to all funds invested on behalf of Participants accounted for in the Trust's financial statements. Each investment made pursuant to this Investment Policy must be authorized by applicable law and this written Investment Policy. These policies are intended to comply with Iowa Code Chapter 452.

Upon passage and upon future amendment, if any, copies of this Investment Policy shall be delivered to all of the following:

1. The IPAIT Board of Trustees.

2. All IPAIT depository institutions or fiduciaries.

3. The auditor engaged to audit any fund of IPAIT.

DELEGATION OF AUTHORITY

The responsibility for conducting IPAIT investment transactions resides with the IPAIT Board of Trustees. Certain responsibilities have been delegated to the Executive Committee, the Administrator - Adviser and the Custodian (the "Service Providers") pursuant to the Administrator - Adviser Agreement and the Custodian Agreement with amendments as may be adopted from time to time and the current Information Statement (the "Documents").

Each Service Provider shall individually notify the IPAIT Board of Trustees in writing within thirty days of receipt of all communication from the auditor of any Service Provider or any regulatory authority of the existence of a material weakness in internal control structure of the Service Provider or regulatory orders or sanctions regarding the type of services being provided to IPAIT by the Service Provider.

The records of investment transactions made by or on behalf of IPAIT are public records and are the property of IPAIT whether in the custody of IPAIT or in the custody of a fiduciary or other third party.

OBJECTIVES OF INVESTMENT POLICY

The primary objectives, in order of priority, of all investment activities involving the financial assets of IPAIT shall be the following:

1. SAFETY: Safety and preservation of principal in the overall portfolio is the foremost investment objective.

2. LIQUIDITY: Maintaining the necessary liquidity to match expected liabilities is the second investment objective.

3. RETURN: Obtaining a reasonable return is the third investment objective.

PRUDENCE

The Board of Trustees, when providing for the investment or deposits of public funds in the IPAIT program, shall exercise the care, skill, prudence and diligence under the circumstances then prevailing that a person acting in a like capacity and familiar with such matters would use to attain the investment objectives.

OTHER PROHIBITED INVESTMENT PRACTICES

At no time will IPAIT invest pursuant to a contract providing for the compensation of an agent or fiduciary based upon the performance of the invested assets. Furthermore, if a fiduciary or other third party with custody of public investment transaction records of IPAIT fails to produce records when requested by IPAIT or its agent within a reasonable time, IPAIT shall make no new investment with or through the fiduciary or third party and shall not renew maturing investments with or through the fiduciary or third party.

SAFEKEEPING AND CUSTODY

All invested assets of Participants in the Portfolios, or in the Fixed Term Program, shall be held in accordance with the Custodian Agreement.

All invested assets eligible for physical delivery shall be secured by having them held at a third party custodian. All purchased investments shall be held pursuant to a written third party custodial agreement requiring delivery versus payment. No assets may be delivered out of the IPAIT account without full payment (no "free deliveries" shall be permitted).

REPORTING

The Service Providers shall submit all reports required in the Documents.

TRUSTEES AND EXECUTIVE OFFICERS

The operations of the Trust are governed by a Board of Trustees ("Board of Trustees") and various officers elected from time to time. Ex Officio Trustees have no voting power in connection with any actions that the Trustees may take on behalf of IPAIT. The Trustees have legal title to the assets of IPAIT for the benefit of the Participants. In their capacity as Trustees, the Trustees function on behalf of the Participants, as the agents and fiduciaries of the Participants, to implement and administer the Declaration, as an agreement among the Participants. The Chair, Vice Chair, Second Vice Chair, Secretary, Assistant Secretary, and Treasurer serve on an Executive Committee. The Executive Committee may exercise all of the authority of the Board of Trustees except that the Executive Committee cannot create a new Portfolio or a series of units or change investment policies. The Executive Committee did not meet during the last fiscal year. The names, addresses and principal occupations during the past five years of the Trustees and executive officers of the Trust are:

Principal Occupation

Name and Address Age Position with Trust (last five years)

Jim Ahrenholtz 63 Trustee Office Manager

16th & 5th Avenue South Denison Municipal Utilities

Denison, Iowa 51442

Thomas G. Bredeweg 55 Ex Officio Trustee Executive Director

317 Sixth Avenue and Treasurer Iowa League of Cities

Suite 1400

Des Moines, Iowa 50309

Robert R. Hagey 51 Trustee County Treasurer

210 Central Avenue, S.W. Sioux County, Iowa

P.O. Box 70

Orange City, Iowa 51041

Thomas Hanafan 55 Vice Chair and Trustee Mayor

209 Pearl Street Council Bluffs, Iowa

Council Bluffs, Iowa 51503

Robert Haug 55 Ex Officio Trustee Executive Director

6900 NE 14th St., Ste. 27 and Secretary Iowa Association of

Ankeny, Iowa 50021-8997 Municipal Utilities

Don Kerker 54 Chair Director of Planning &

612 East 12th Street and Trustee Development

Cedar Falls, Iowa 50613

Diane Kiefer 54 Second Vice Chair Treasurer

Wapello County Courthouse and Trustee

101 West 4th Street

Ottumwa, Iowa 52501

William Kinney 54 Trustee City Treasurer

City Hall

50 2nd Ave Bridge

Cedar Rapids, IA 52401

Floyd Magnusson 77 Trustee Webster County Supervisor

703 Central Avenue

Fort Dodge, Iowa 50501

Paul S. Oldham 59 Trustee Office Manager

104 West Call Street Algona Municipal Utilities

Algona, Iowa 50511

William R. Peterson 52 Ex Officio Trustee Executive Director

701 East Court Avenue and Assistant Iowa State Association of

Des Moines, Iowa 50309 Secretary Counties

Jody E. Smith 49 Trustee Director of Administrative

P.O. Box 65320 Services

West Des Moines, Iowa 50265 City of West Des Moines

The Board of Trustees does not include any person who is deemed to be an "interested person" as defined in Section 2(a)(19) of the Investment Company Act of 1940 ("1940 Act"). Ex Officio Trustees have no voting power in connection with any actions that the Trustees may take on behalf of IPAIT. No Trustees own or are they permitted to own any units of IPAIT.

COMPENSATION TABLE

All of the Trustees of the Trust are public officials and no Trustee receives compensation from the Trust for their service as Trustees except for reasonable travel expenses incurred in attending meetings.

INVESTMENT ADVISORY AND OTHER SERVICES

General

Investors Management Group, Ltd., ("IMG"), manages the investments and business affairs of the Trust. IMG, is an indirect wholly owned subsidiary of AMCORE Financial Inc., a bank holding and financial services company. IMG is a federally registered Investment Adviser organized in 1982 and located at 1415 28th St., Suite 200, West Des Moines, Iowa 50266. Since then its principal business has been providing continuous investment management to pension and profit-sharing plans, insurance companies, public agencies, banks, endowments and charitable institutions, other mutual funds, individuals and others. As of June 30, 2002, IMG had approximately $4.2 billion in equity, fixed income and money market assets under management.

The Administrator-Adviser Agreement

IMG acts as the investment adviser and administrator to the Trust under an Administrator-Adviser Agreement ("Adviser Agreement"). The Adviser Agreement has been approved by the Trustees. The Adviser Agreement was first approved by the Board of Trustees on October 1, 1987, and was last approved as amended as of August 30, 2002. The Trust is managed by Kathryn D. Beyer, CFA, Fixed Income Manager. Ms. Beyer is a fixed income strategist and is a member of IMG's Investment Policy Committee. Her experience includes serving as a securities analyst and director of mortgage-backed securities for Central Life Assurance Company. She received her Master of Business Administration from Drake University and her Bachelor of Science degree in agricultural engineering from Iowa State University.

IMG provides daily account services to Participants; determines and allocates income of IPAIT; administers all Portfolio Unit transactions and purchases and sales associated with the Fixed Term Program; provides administrative personnel, equipment and office space to IPAIT; determines the net asset value of IPAIT on a daily basis; and performs all related administrative services for IPAIT.

The Adviser Agreement terminates automatically in the event of its assignment. In addition, the Adviser Agreement is terminable at any time, without penalty, by the Trustees of the Trust, or by vote of a majority of the Trust's outstanding voting securities, or by the Adviser, on not more than 60 days written notice to the Adviser. Unless sooner terminated, the Adviser Agreement shall continue in effect only so long as such continuance is specifically approved at least annually by the Board of Trustees. All investment decisions are subject to review by the Trustees.

THE ADMINISTRATOR

Investors Management Group (IMG), P.O. Box 71158, Clive, Iowa 50325-0158, serves as the IPAIT Administrator and Transfer Agent, pursuant to an Administrator Agreement. The Administrator supervises all aspects of IPAIT's operations, other than those managed by IPAIT's Investment Adviser pursuant to the Investment Adviser Agreement (discussed above); acts in conformity with the Declaration of Trust and policies adopted by the Board of Trustees; determines and allocates the income of IPAIT; provides daily account services to Participants; provides all participant transaction confirmations and monthly account summaries; facilitates and processes all movement of monies between IPAIT and the Participant's accounts at the Participant's local financial institutions; verifies that each transaction is initiated by an authorized representative of the Participant and, utilizing bank and trust procedures, follows procedures that assures that all IPAIT or Participant funds be moved only within a "closed system" between the Participant's preauthorized local account and the Participant's IPAIT account and assure that all monies received from or on behalf of Participants are fully collected and available; provides administrative personnel and equipment to IPAIT; determines the net asset value of IPAIT on a daily basis; and performs all related administrative services for IPAIT. The IPAIT Administrator Agreement is approved annually, is not assignable, and may be terminated on 60 days written notice by either party without penalty. It will remain in effect until December 31, 2003, and thereafter as approved by the Trustees.

THE CUSTODIAN

Wells Fargo Bank Iowa, N.A., 666 Walnut, P.O. Box 837, MAC N8200-034, Des Moines, Iowa 50304-0837, acts as Custodian for IPAIT pursuant to a Custodian Agreement. The Custodian will hold in a separate account all investment instruments and monies, including cash received for each Portfolio. Subject to the terms and conditions of the Custodian Agreement, the Custodian may register or transfer assets of IPAIT into the Custodian's name or the name of a nominee or nominees provided that the books and records of the Custodian at all times show that such accounts are a part of IPAIT. All IPAIT security transactions are handled on the basis of delivery versus payment of the custodian or its nominee or nominees. IPAIT's agreement with the Custodian is approved annually, is not assignable, and is cancelable on 60 days notice by either party without penalty. It will remain in effect until December 31, 2003, and thereafter as approved by the Trustees.

FEES

The Investment Adviser and Administrator are paid a combined annual fee based upon average daily net assets for each Portfolio of 0.305 percent for assets up to $150,000,000, 0.26 percent for assets greater than $150,000,000 and less than $300,000,000 and 0.215 percent for assets greater than $300,000,000. In addition, the Investment Adviser and Administrator are paid a program support provider fee of 0.10 percent for program assets less than $250,000,000 and 0.125 percent for program assets greater than $250,000,000. This fee, which is paid pursuant to the provisions of a Rule 12b-1 Plan adopted by the Trustees, is used by the Investment Adviser and Administrator to pay for various expenses in marketing IPAIT. All fees payable to the Investment Adviser and Administrator are accrued daily and paid monthly.

The Custodian is paid an annual fee based upon average daily net assets for each Portfolio of 0.050 percent for assets up to $150,000,000, 0.045 percent for assets greater than $150,000,000 and less than $300,000,00 and 0.04 percent for assets greater than $300,000,000. Custodial fees are accrued daily and paid monthly.

IPAIT also pays the operating expenses incurred directly by IPAIT and its Trustees in connection with the discharge of their duties. These expenses include initial and ongoing legal and accounting fees, auditing fees, out-of-pocket expenses of Trustees and the cost of printing, mailing and other services performed independently by IPAIT. Payment of all operating expenses are accrued daily and are estimated at the annual rate of 0.025 percent of average daily net assets.

Also pursuant to the Trust's Rule 12b-1 Plan, there is an administrative services fee computed at the annual rate of 0.10 percent of the average daily net assets of the Portfolios. The administrative services fee is payable to the Sponsoring Associations based upon Participants attributable to each Sponsoring Association pro rata share of the IPAIT average daily net assets. This fee is paid for administrative services provided by the Sponsoring Associations to IPAIT, including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing the Board of Trustees various reports thereon, maintaining Trust records and providing marketing services.

Expenses directly attributable to a Portfolio are accrued against the respective Portfolio. Expenses not attributable to a particular Portfolio ("general expenses") are allocated to the Portfolios pro rata based upon the relative net asset value of the Portfolios.

For the fiscal year ending June 30, 2002, total expenses of the Portfolios amounted to 0.56 percent and 0.58 percent, respectively, of the Diversified and Direct Government Obligation Portfolios' average daily net assets.

These fees and operating expenses are subject to adjustment and renegotiation as determined by the Board of Trustees and the terms of the contracts with the service providers.

For the last three fiscal years ending June 30, 2002, the Trust paid the Adviser the following amounts as advisory fees allocated between the Portfolios as indicated.

2002 2001 2000

Diversified Portfolio $588,130 $538,950 $460,385

DGO Portfolio $177,077 $143,849 $149,570

The laws of certain states require that if a mutual fund's expenses (including advisory fees but excluding interest, taxes, brokerage commissions and extraordinary expenses) exceed certain percentages of average net assets, the fund must be reimbursed for such excess expenses. There are no such expense limitations applicable.

DISTRIBUTION PLAN

Rule 12b-1(b) under the Investment Company Act of 1940 provides that any payments made by the Trust in connection with financing the distribution of Units may only be made pursuant to a written plan describing all aspects of the proposed financing of distribution, and also requires that all Agreements with any person relating to the implementation of the plan must be in writing. Because some of the payments described below to be made by the Trust are distribution expenses within the meaning of Rule 12b-1, the Trust adopted a Distribution Plan in accordance with such Rule.

Rule 12b-1(b)(1) requires that such plan be approved by a majority of a Portfolio's outstanding securities, and Rule 12b-1(b)(2) requires that such plan, together with any related agreements, be approved by a vote of the Trustees who are not interested persons of the Trust and who have no direct or indirect interest in the operation of the plan, cast in person at a meeting for the purpose of voting on such plan or agreement. Rule 12(b)-1(b)(3) requires that the plan or agreement provide, in substance:

(a) that it shall continue in effect for a period of more than one year from the date of its execution or adoption only so long as such continuance is specifically approved at least annually in the manner described in paragraph (b)(2) of Rule 12b-1;

(b) that any person authorized to direct the disposition of moneys paid or payable by the Trust pursuant to the plan or any related agreement shall provide to the Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made; and

(c) in the case of a plan, that it may be terminated at any time by a vote of a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the plan or in any agreements related to the plan or by a vote of a majority of the outstanding voting securities of a Portfolio.

Rule 12b-1(b)(4) requires that such a plan may not be amended to increase materially the amount to be spent for distribution without Participant approval and that all material amendments to the plan must be approved in the manner described in paragraph (b)(2) of Rule 12b-1.

Rule 12b-1(c) provides that the Trust may rely upon Rule 12b-1(b) only if the selection and nomination of the Trust's disinterested Trustees are committed to the discretion of such disinterested directors. Rule 12b-1(e) provides that the Trust may implement or continue a plan pursuant to Rule 12b-1(b) only if the directors who vote to approve such implementation or continuation conclude, in the exercise of reasonable business judgement and in light of their fiduciary duties under state law, and under Sections 36(a) and (b) of the Investment Company Act of 1940, that there is a reasonable likelihood that the plan will benefit the Trust and the Participants. The Trustees have concluded that there is a reasonable likelihood that the Distribution Plan will benefit the Trust and the Participants.

Pursuant to the provisions of the Distribution Plan (and pursuant to an "Administrative and Distribution Services Agreement") each of the Trust's Portfolios pays a fee to the Sponsoring Associations computed and paid monthly at an annual rate of up to .10 percent of such Portfolios' average daily net assets attributable to Participants who are members of such Sponsoring Association to compensate them for various administrative services, including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing the Board of Trustees various reports thereon, providing various marketing services and maintaining Trust records. For the year ended June 30, 2002, the Trust paid $282,276 and $76,990 in distribution fees to Sponsoring Associations for the Diversified Portfolio and

Direct Government Obligation Portfolio respectively.

PORTFOLIO TRANSACTIONS AND BROKERAGE ALLOCATIONS

The Adviser is responsible for decisions to buy and sell securities for the Portfolios, the selection of broker-dealers to effect the transactions and the negotiation of brokerage commissions, if any. Usually, securities will be purchased on a principal basis directly from the issuer or from the underwriter at the initial offering and the brokerage commission will be paid, although certain portions may receive discounts or concessions out of offering proceeds.

In placing orders for securities transactions, the primary criterion for the selection of a broker-dealer is the ability of the broker-dealer, in the opinion of the Adviser, to secure prompt execution of the transactions on favorable terms, including the reasonableness of the commission (if any) and considering the state of the market at the time.

When consistent with these objectives, orders may be placed with broker-dealers who furnish investment research and/or services to the Adviser. Such research or services include advice, both verbally and in writing, as to the value of securities; the advisability of investing in, purchasing or selling securities; and the availability of securities, or purchasers or sellers of securities; as well as analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. This allows the Adviser to supplement its own investment research activities and enables the Adviser to obtain the views and information of individuals and research staffs of many different securities firms prior to making investment decisions for the Portfolios. To the extent portfolio transactions are effected with broker-dealers who furnish research services to the Adviser, the Adviser receives a benefit, not capable of evaluation in dollar amounts, without providing any direct monetary benefit to the Trust from these transactions. The Adviser believes that most research services obtained by it generally benefit several or all of the accounts which it manages, as opposed to solely benefiting one specific managed fund or account. Normally, research services obtained through managed funds or accounts investing in fixed-income securities would be of greater benefit to the managed funds or accounts which invest in debt securities.

The Adviser has not entered into any formal or informal Agreements with any broker-dealers, nor does it maintain any "formula" which must be followed in connection with the placement of any Portfolio's transactions in exchange for research services. However, from time to time, the Adviser may elect to use certain brokers to execute transactions in order to encourage them to provide it with research services which it anticipates will be useful to it. The Adviser will authorize the Trust to pay an amount of commission for effecting a securities transaction in excess of the amount of commission another broker-dealer would have charged only if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the accounts as to which it exercises investment discretion.

In certain instances, there may be securities which are suitable for the Trust's Portfolios as well as for that of one or more of the advisory clients of the Adviser. Investment decisions for the Trust's Portfolios and for such advisory clients are made by the Adviser with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client of the Adviser even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients of the Adviser when one or more other clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients of the Adviser are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed by the Adviser to be equitable to each (and may result, in the case of purchases, in allocation of that security only to some of those clients and the purchase of another security for other clients regarded by the Adviser as a satisfactory substitute). It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio involved is concerned. At the same time, however, it is believed that the ability of the Portfolio to participate in volume transactions will sometimes produce better execution prices. The Trust does not purchase any securities on an agency basis and, therefore, does not incur brokerage commissions. The Trust purchases government securities in principal transactions with unaffiliated broker-dealers. Such principal transactions include nonnegotiated markups by the broker-dealers.

TRUST UNITS AND CONTROL

A complete description of the rights and characteristics of the Trust's Units is included in the Information Statement.

As of September 30, 2002, the following Participants owned 5 percent or more of the value of Trust Units in the Portfolios indicated. There were no "control" persons of the Trust or the Portfolios.

DIVERSIFIED PORTFOLIO

Name Amount % Ownership

City of Iowa City, Iowa $25,313,417 10.03%

IMWCA Group C $20,115,570 7.97%

City of West Des Moines, Iowa $17,636,804 6.99%

DIRECT GOVERNMENT OBLIGATION POTFOLIO

Name Amount % Ownership

City of Cedar Rapids, Iowa $ 85,177,196 94.65%

West Des Moines Waterworks, Iowa $ 4,798,467 5.33%

NET ASSET VALUE AND PUBLIC OFFERING PRICE

The Securities and Exchange Commission adopted Rule 2a-7 under the Investment Company Act of 1940 which permits the Trust to compute the Portfolios' net asset value per Trust Unit using the amortized cost method of valuing portfolio securities. As a condition for using the amortized cost method of valuation, the Board of Trustees must establish procedures to stabilize the Trust's net asset value at $1.00 per Trust Unit. These procedures include a review by the Trustees as to the extent of any deviation of net asset value based on available market quotations from the $1.00 amortized cost value per Trust Unit. If such deviation exceeds $.005, the Trustee will consider what action, if any, should be initiated to reasonably eliminate or reduce material dilution or other unfair results to shareholders. Such action may include redemption of shares in kind, selling portfolio securities prior to maturity, withholding dividends or utilizing a net asset value per share as determined by using available market quotations. In addition, each Portfolio must maintain a dollar-weighted average portfolio maturity appropriate to its investment objective, but in any event, not longer than 90 days, must limit portfolio investments to those instruments which the Trustees determine present minimum credit risks, and must observe certain other reporting and recordkeeping procedures.

Under the amortized cost method of valuation, a security is initially valued at cost on the date of purchase and, thereafter, any discount or premium is amortized on a straight-line basis to maturity, regardless of the effect of fluctuating interest rates on the market value of the security. Accordingly, U.S. government obligations held by the Trust will be valued at their amortized cost, which normally will be their face amount. Other assets and securities are valued at a fair value determined, in good faith, by the Trustees.

The amortized cost method of valuation may result in some dilution of a shareholder's interest in the Portfolio insofar as general market increases and decreases of interest rates usually have an inverse effect on the value of debt instruments. However, the significance of the effect of such general market increases and decreases in interest rates directly corresponds to the maturity of the debt instruments; that is, the change in the market value of the underlying debt instruments and the corresponding change in the premium or discount of such instruments is greater when maturities are larger and less when maturities are shorter.

The net asset value of each Portfolio's Units is determined on each day on which the New York Stock Exchange is open, provided that the net asset value need not be determined on days when no Portfolio shares are tendered for redemption and no order for Portfolio shares is received. The New York Stock Exchange is not open for business on the following holidays (or on the nearest Monday or Friday if the holiday falls on a weekend): New Year's Day, Presidents' Day, Martin Luther King Day, Good Friday, Memorial Day, July 4th, Labor Day, Thanksgiving and Christmas.

CALCULATING YIELD - The yield on Trust Units (a 7-calendar-day historical yield) is calculated by first dividing the average daily net income per Trust Unit for that 7-day period by the average daily net asset value per Unit for the same period. This return is then annualized by multiplying the result times 365. The yield for the 7-day period ended September 30, 2002, for IPAIT and IPAIT DGO was 1.23% and 1.19%, respectively.

PURCHASE AND REDEMPTION

Redemption of Trust Units, or payment, may be suspended at times (a) when the New York Stock Exchange is closed for other than customary weekend or holiday closings, (b) when trading on the exchange is restricted, (c) when an emergency exists, as a result of which disposal by the Portfolios of securities owned by them is not reasonably practicable, or it is not reasonably practicable for the Portfolios fairly to determine the value of their net assets, or (d) during any other period when the Securities and Exchange Commission, by order, so permits, provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions prescribed in (b) or (c) exist.

FINANCIAL STATEMENTS

The Trust hereby incorporates by reference the information under the caption, "Statements of Net Assets, June 30, 2002," "Statements of Operations, for the Years Ended June 30, 2002, 2001, 2000, 1999 and 1998," "Statements of Changes in Net Assets for the Years Ended June 30, 2002, 2001, 2000, 1999, and 1998" and the Financial Highlights for each of the annual periods ended June 30. The financial statements have been filed with the Commission.

INDEPENDENT AUDITORS

On August 30, 2002, the Board of Trustees unanimously approved the appointment of KPMG LLP, 2500 Ruan Center, Des Moines, Iowa, 50309 as the Trust's auditors.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized pursuant to a resolution unanimously adopted by the Board of Trustees on August 30, 2002, in the city of Des Moines, state of Iowa on the 30th day of October, 2002.

IOWA PUBLIC AGENCY INVESTMENT TRUST

By: /s/ Don Kerker

Don Kerker, Chair

PART C

OTHER INFORMATION

Item 22. FINANCIAL STATEMENTS AND EXHIBITS

(A) FINANCIAL STATEMENTS

(1) Included in Part A:

Not Applicable

Item 23 EXHIBITS

Exhibit Number Description

-------------- -----------

*(a). Amended Joint Powers Agreement and Declaration of Trust; incorporated by reference to the

Trust's Registration Statement, filed May 6, 1993

*(b ). Bylaws, incorporated by reference to the Trust's Registration Statement, filed May 6, 1993

*(d). Administrator-Adviser Agreement, incorporated by reference to the Trust's Registration

Statement, filed May 6, 1993

(d)(1) Administrator Agreement

(d)(2) Adviser Agreement

(d)(3) Amendment to Adviser Agreement

*(g). Custodian Agreement, incorporated by reference to the Trust's Registration Statement,

filed May 6, 1993

(g)(1) Custodian Agreement

*(h). License Agreements, incorporated by reference to the Trust's Registration Statement,

filed May 6, 1993

*(m). Rule 12b-1 Plan, incorporated by reference to the Trust's Registration Statement,

filed May 6, 1993

*ALL PREVIOUSLY FILED AS INDICATED.

Item 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Not Applicable

________________________________________

Item 25. INDEMNIFICATION

Pursuant to Section 2.19 of the amended Joint Powers Agreement and Declaration of Trust ("Declaration") attached hereto as Exhibit 1, the trustees are empowered to indemnify or enter into agreements with respect to indemnification with respect to any person with whom the Trust has dealings, to the extent permitted by applicable law or the Investment Company Act of 1940 ("1940 Act"). Section 17(h) of the 1940 Act prohibits indemnification of any person, unless the loss results from willful misfeasance, bad faith, gross negligence or from reckless disregard of duties. Furthermore, pursuant to Article V of the Declaration and Article VII of the Bylaws (included herewith as

Exhibit 2), the Trust is empowered to indemnify persons in certain circumstances where they are not involved in intentional misconduct, knowing violation of law or where they have not derived improper personal benefit or with respect to criminal actions had no reasonable cause to believe that their actions are unlawful. For a complete description of such indemnifications and limitations of liability, see the appropriate provisions of the Declaration and the Bylaws.

Pursuant to the general authority of Section 2.19 of the Declaration, the Trust has entered into agreements with the Adviser and Custodian which specifically reference Section 5 of the Declaration and furthermore, with respect to the Custodian, limit the liability of the Custodian to the extent that the Custodian acts in good faith in the exercise of reasonable care. See Article IV of the Administrator-Adviser Agreement included herewith as Exhibit 5 and Article VIII of the Custodian Agreement included herewith as Exhibit 8.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the

Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by the Registrant is against public policy as expressed in the Act and, therefore, may be unenforceable. In the event that a claim for such indemnification (except insofar as it provides for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person and the Securities and Exchange Commission is still of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

Not Applicable

Item 27. PRINCIPAL UNDERWRITERS

(A) Not Applicable

(B) Not Applicable

(C) Not Applicable

Item 28. LOCATION OF ACCOUNTS AND RECORDS

All required accounts, books and records are maintained by Investors Management Group, 1415 28th St, Suite 200, West Des Moines, Iowa 50266.

Item 30. MANAGEMENT SERVICES

Not Applicable

Item 30. UNDERTAKINGS

Not Applicable

Iowa Public Agency Investment Trust

EXHIBIT INDEX

EXHIBIT NUMBER DESCRIPTION

(d)(1) Administrator Agreement

(d)(2) Adviser Agreement

(d)(3) Amendment to Adviser Agreement

(g)(1) Custodian Agreement

ADMINISTRATOR AGREEMENT

between

IOWA PUBLIC AGENCY INVESTMENT TRUST

and

INVESTORS MANAGEMENT GROUP, LTD.

July 1, 2002 - December 31, 2003

ADMINISTRATOR AGREEMENT

This Agreement is made by and between the Iowa Public Agency Investment Trust, an Iowa common law trust formed pursuant to Iowa Code chapter 28E and sections 331.555 and 384.21 (the "Trust"), Investors Management Group, Ltd., an Iowa Corporation (the "Administrator") as follows:

WHEREAS, the Trust was established in Iowa by a Joint Powers Agreement and Declaration of Trust dated as of October 1, 1987; and

WHEREAS, the beneficial interest of the Participants under the Joint Powers Agreement and Declaration of Trust in the property of each series of the Trust is divided into Units (the "Units"); and

WHEREAS, the Trust offers a Fixed Term Automated Investment Program; and

WHEREAS, pursuant to a Custodian Agreement, dated January 1, 2001 (the "Custodian Agreement"), Wells Fargo Bank Iowa, N.A., is custodian (the "Custodian") to the Trust, and

WHEREAS, pursuant to an Advisor Agreement dated July 1, 2002 (the "Advisor Agreement"), Investors Management Group, Ltd. is advisor (the "Advisor") to the Trust; and

WHEREAS, the Trust desires to avail itself of the experience, resources, advice, and assistance of the Administrator and to have the Administrator undertake the duties and responsibilities hereinafter set forth, on behalf of the Trustees of the Trust, as provided herein; and

WHEREAS, the Administrator is willing to undertake to render such services, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I. DELIVERY OF DOCUMENTS

Section 1.1. Documents Delivered. The Trust has delivered to the Administrator properly certified or authenticated copies of each of the following documents presently in effect and will deliver to them all future amendments and supplements thereto, if any:

A. Amended Joint Powers Agreement and Declaration of Trust, dated as of October 1, 1987, as amended August 1, 1988 and May 1, 1993 (the "Declaration");

B. Restated Bylaws of the Trust (the "Bylaws");

C. Certified resolutions of the Trustees of the Trust authorizing the appointment of Investors Management Group, Ltd., as Administrator of the Trust and approving the form of this Agreement;

D. Information Statement of the Trust ("Information Statement");

E. A Certificate of the Secretary of the Trust setting forth the names and specimen signatures of the individuals authorized to act on behalf of the Trust in connection with matters arising hereunder as Authorized Officers.

F. A copy of the Custodian Agreement dated January 1, 2001.

G. A copy of the Advisor Agreement dated July 1, 2002.

H. A copy of the Administrator Agreement dated July 1, 2002.

ARTICLE II. APPOINTMENT, DUTIES AND COMPENSATION.

Section 2.1. Appointment of Administrator. The Trust hereby appoints Investors Management Group, Ltd. Administrator of the Trust on the terms and for the period set forth in this Agreement, and Investors Management Group, Ltd., hereby accepts such appointment and agrees to perform the services and duties set forth in this Article 2 for the compensation provided in Section 2.15 hereof.

Section 2.2. Services and Duties. The Administrator shall:

A. Supervise all aspects of the Trust*s operations, other than those operations which are to be managed by the Trust*s Advisor pursuant to the Advisor Agreement between the Trust and the Advisor or by the Trust*s Custodian pursuant to the Custodian Agreement between the Trust and the Custodian as such agreements are now in effect and as the same may hereafter be amended from time to time;

B. Act, in performing duties as Administrator of the Trust, in conformity with the Declaration of Trust, the Bylaws and the Information Statement of the Trust and with the instructions and directions of the Trustees of the Trust and shall conform to, and comply with, all applicable federal and state laws and regulations;

C. Prepare the Information Statement and such other documents as may be used by the Trust in connection with seeking and obtaining additional Participants;

D. Furnish the Trust, at the sole expense of the Administrator, with the services of such persons competent to perform such administrative and clerical functions as maybe necessary from time to time in order to provide effective administration of the Trust and maintain or provide for the maintenance of such accounts, books and records as are required by the Declaration, Bylaws, the current Information Statement, and as requested by the Trustees of the Trust;

E. Provide necessary data for the preparation by the Trust of any and all required tax returns of the Trust;

F. Prepare monthly statements to the Trust*s Participants;

G. Prepare periodic updates of the Information Statement;

H. Maintain accounts and records for the Trustees as required by the Declaration of Trust;

I. Determine the per-Unit net asset value of each Participant*s account in the Trust as required by the Declaration of Trust and in accordance with generally accepted money market fund accounting standards, and provide reports as required by this Agreement;

J. Provide written confirmation of each investment and withdrawal of moneys as directed by a Participant, and of each sale or purchase of a fixed term security;

K. Hold itself available, receive, and process, on behalf of the Trust, applications and registrations from entities desiring to become Participants of the Trust;

L. Service all Participant accounts in the Trust by, inter alia, answering inquiries during normal business hours from Participants concerning the status of their respective accounts in the Trust and the Trust*s investment program;

M. Advise the Trustees regarding the methods of seeking and obtaining additional Participants of the Trust;

N. At least once each quarter, provide the Trustees with a detailed evaluation of the performance of the Trust based upon such factors as the Administrator shall deem appropriate in light of its knowledge and experience.

O. Provide and maintain the computerized recordkeeping system (i.e., IPAS Software) for use in facilitating Participant investments and withdrawals into and out of the appropriate Participant account of the Trust.

P. Provide daily rate information for each portfolio and Fixed Term Automated investment alternatives for distribution to Participants.

Q. The Administrator will serve as the primary contact for Participant interaction with the Trust and will facilitate all investment transactions and related money movement services. The Administrator agrees to maintain a minimum of two program representatives available to assist Participants and to maintain a multi-line, audio recorded 1-800 toll free telephone service for the exclusive use by Participants.

1. The Administrator shall perform the following administrative service in its capacity as primary contact for Participants:

a. Assist with the opening of new Participant accounts including verification that each Participant is eligible to be a member of the Trust and to participate in Trust programs and that required opening procedures have been followed.

b. Take telephonic, electronic, oral and/or written investment orders from authorized representatives of the Participants, including verification that each authorized representative is properly documented in accordance with Trust procedures. All telephonic investment instructions shall be audio recorded.

c. Enter all investment transactions for proper recordation and credit into the web-based participant recordkeeping system ("IPAS Software").

d. Receive and respond to all electronic, written or telephonic inquiries received by the Administrator on behalf of the Trust including quotation of investment rates, verification of account balances, audit verification responses, transaction history or other aspects relating to the Trust or the Participant's accounts.

e. Facilitate and process all movement of moneys between the Trust and the Participant's account at the Participant's local financial institution. Money movement methods shall include automated clearing house (ACH), Federal Reserve Bank Wire (wire), or check. Such money movement methods established by the Administrator shall require that all Trust or Participant funds be moved only within a "closed system" between the Participant's preauthorized local account and their Trust account. The Administrator shall assure that no Participant disbursements are made to persons or locations outside this preauthorized "closed system". The cost of money movement shall be borne by the Administrator under the terms of this Agreement.

f. Utilizing standard banking and trust procedures, assure that all moneys received from or on behalf of Participants are fully collected and available to the Trust prior to crediting such moneys to the Participant's account or investing such moneys in Trust investment securities.

g. Independently verify and reconcile daily with the Advisor, by information provided through the IPAS System, all Participant transactions made, and provide notification to the Custodian of the total amount of funds to be deposited or withdrawn from the Custody account/s representing such Participant transactions. The Administrator shall have sole authority to direct the withdrawal of funds from the Custody Account/s, with the exception of the Trust having such authority by giving written instruction to the Custodian pursuant to Section 3.2(d) of the Custodian Agreement.

h. Receive and verify on behalf of the Trust all withdrawal requests representing authorized payment of fees and expenses of the Trust, and direct such payment from the appropriate Trust custody account/s in accordance with authorizations given by the Trust.

i. There shall be established by the Trust an internal control structure to assure compliance with the Declaration of Trust, the Agreements, Trust policies and procedures, and applicable laws and rules. In conjunction with the Trust appointed legal counsel and public accounting firm, provide support and assistance with audits and reviews as required by the Trust.

Section 2.3. Credit of Deposits. Upon receiving an investment request by or on behalf of a Participant, the Administrator shall enter the transaction into the IPAS Software for recordation and proper credit to be given to the Participant by the Advisor including credit for Trust Units or individual securities purchased through the Fixed Term Automated Investment Program. The Administrator shall facilitate the movement of money related to all investment transactions and shall, upon giving notice to the Custodian, credit such money to the appropriate account of the Trust. An investment request made by a Participant in the form of a telephonic or electronic authorization shall be deemed to constitute the presentation of an investment request. The Administrator shall forward a transaction confirmation evidencing each investment and a monthly account summary evidencing all investments within a month for each Participant account.

Section 2.4. Redemption and Payment of Units. Upon receiving a withdrawal request by or on behalf of a Participant for the redemption of Trust units or the sale of securities held through the Fixed Term Automated Investment Program, the Administrator shall enter the transaction into the IPAS Software for recordation and for the proper redemption of Trust units or sales of Fixed Term Securities by the Advisor. The Advisor shall advise the Administrator of the amount to be withdrawn from the appropriate account held by the Custodian for the Units to be redeemed or the amount to be withdrawn for investments redeemed or sold pursuant to the Fixed Term Automated Investment Program. A withdrawal request made by a Participant in the form of a telephonic or electronic authorization shall be deemed to constitute the presentation of a withdrawal request. Upon processing a withdrawal request, the Administrator shall, upon first giving notice to the Custodian, make payment of the requested amount to the applicable Participant by facilitating the movement of money to the Participant's account at its local financial institution out of the moneys held in the applicable Trust portfolio account or Fixed Term Securities account; provided however, that if the amount being withdrawn by a Participant exceeds the amount in the Participant's account, payment shall not be made in whole or in part. The Administrator shall forward a transaction confirmation evidencing each withdrawal and a monthly account summary evidencing all withdrawals within a month for each Participant account.

Section 2.5. Suspension of Redemptions. The Administrator shall not honor any requests for redemption during any period with respect to which the right of withdrawals and redemptions by Participants have suspended temporarily pursuant to the terms of the Declaration.

Section 2.6. Determination and Reporting of Fixed Term Automated Investment Yields. Written confirmations of investments issued and mailed to Participants will include a complete description of the instrument, including the par amount, the interest or coupon rate of the instrument and its maturity date. The actual purchase price will be shown including the premium or discount paid, the amount of accrued interest, if any (which will be recovered on the next interest payment date), and the yield on the instrument (calculated as described in the Information Statement, net of all expenses).

Yields quoted on investments are the net return to the Participant after deducting annual expenses. In the event an investment is sold or redeemed prior to maturity the return will be reduced by the amount of any unamortized expenses.

Because market rates on longer-term investments fluctuate daily, rates quoted by the Administrator may change during the course of the day. However, no transactions will be consummated at a rate more than one quarter of a percent below the quoted rate without the transaction first being reconfirmed with the Participant.

Section 2.7 Daily Valuations. The Administrator shall value the investment portfolio of each series once each day, as of the close of the New York Stock Exchange (currently 3:00 p.m. Des Moines time). Valuations will be made on an amortized cash basis. Except for Federal holidays and other holidays that are officially observed by commercial banks in Iowa, the Trust is required to compute the net asset value of each series on each day the New York Stock Exchange is open for trading or during which there is a sufficient degree of trading in its portfolio securities that its net asset value may be materially affected. Valuations shall be recorded by the Administrator. Reports shall be confirmed in writing, at the end of each month.

Section 2.8. Weekly Valuations. The Administrator shall value the investment portfolio of the Trust on a market value basis once each week on Wednesday (or, if Wednesday is a Federal holiday or a holiday officially observed by commercial banks in Iowa, on the next succeeding non-holiday business day) by 3:00 p.m. Des Moines time. The market value shall be as of the close of business on Wednesday; provided, however, that if such Wednesday was a Federal holiday or a holiday officially observed by commercial banks in Iowa, the valuation shall be performed as of the preceding non-holiday business day. Such value shall be recorded and shall be confirmed in writing at the end of each month.

Section 2.9. Asset Valuation and Monitoring Compliance.

1. The Advisor shall monitor the deviation between valuing the portfolio securities using the amortized cost method and using market values by

a. Determining as frequently as necessary, but no less frequently than once a month, the percentage change in interest rates which could occur without the net asset value per share being impacted by more than 1/2 of 1 percent;

b. Reviewing the change in interest rates daily; and

c. Verifying at least monthly the accuracy of the method used to monitor daily the deviation by valuing the assets at market using either:

(1) Actual quotations, or

(2) Calculations of market values done by an independent broker or pricing service based upon yield data derived from market quotations for sufficient numbers and types of instruments to be a representative sample of each class of instrument held by the Fund, both in terms of the types of instruments, as well as the differing quality of the instruments.

Section 2.10. Monthly Reports. The Administrator shall prepare and furnish to the Trustees no later than the fifteenth (15th) Iowa banking day of each month: (i) a list of the Trust assets of each series as of the last day of the preceding month, (ii) a list of all outstanding Fixed Term Automated Investment Program investments, and (iii) the confirmation of the daily and weekly valuations of each series of the investment portfolio of the Trust.

Section 2.11. Reports to Trustees

1. The Administrator shall report promptly to the Trustees:

a. A change in interest rates or any other factor which causes the deviation to become $.997 or $1.003 and a recommendation as to the steps to be followed to avoid any change in net asset value.

b. A rating down grade from a rating service being used by the Advisor on a security owned by the Fund with information necessary to reassess whether the security presents minimal credit risks and a recommendation of the action it believes is in the best interest of the Fund and its shareholders.

c. Whenever the Administrator becomes aware any rating service has rated a security owned by the Fund below its second highest rating with information necessary to reassess whether the security presents minimal credit risks and a recommendation of the action it believes is in the best interest of the Fund and its shareholders or advise the Fund the security has been sold within five business days of the Administrator becoming aware of the new rating.

d. Any security owned by the Fund which defaults, has ceased to be an Eligible Security, or presents more than a minimal credit risk with information necessary to determine whether, in the best interest of the Fund, to dispose of the security or to advise the Board that the security has been disposed of in an orderly fashion.

2. The Administrator shall report on each Fund as promptly as possible following the end of each quarter the result of the verifications of the daily monitoring, the method or independent source used to value assets at market, and the range of deviations during the quarter.

3. The Administrator shall report on each Fund annually that the written procedures have been followed, that they continue to be appropriate, that all systems used to compute net asset values and monitor deviation have been tested during the year and provide information in a manner consistent with the requirements of the written procedures and in conformity with the provisions of Rule 2a-7.

4. The Administrator will present the following information at each quarterly meeting of the Board of Trustees:

a. Current financial condition and changes since last meeting.

b. Current Portfolio and Approval of Investments since last meeting.

c. Review 12b-1 Expenditures.

d. A statement of the Trust*s transactions during the preceding month for each series.

Secation 2.12. Record Keeping.

1. The Administrator shall maintain current information evidencing an evaluation of the creditworthiness of the issue for all securities owned by the Funds.

2. The Administrator shall maintain a record for a period of six years evidencing the evaluation of the creditworthiness of the issuer of any security that was a subject of a report to the Board.

3. The Administrator may maintain all records in a manner most convenient to it.

Section 2.13. Filing of Forms with Secretary.

1. File Form NSAR with SEC by March 1 and August 29 in each year.

2. File Post-Effective Amendment to Form N-1 Registration Statement with SEC by October 29 in each year.

Section 2.14. Technology.

1. Definitions

a. "IPAIT Data" means Trust participant names and account-related information.

b. "IPAIT Content" means all materials provided by Administrator hereunder, including but not limited to text, graphics, or materials generated in any form or media.

c. "IPAIT Site" means the Universal Resource Locator www.ipait.org.

d. "IPAS Software" means web-based participant record-keeping system under the domain name www.IPASonline.com.

e. "Work" means the work performed under this section 2.14.

2. Web Site-www.ipait.org

a. Administrator shall post IPAIT Content and maintain and modify the IPAIT Site or other Work as otherwise mutually agreed to in writing by the parties. All Work performed shall be done within a mutually agreeable time frame.

b. Trust shall own the IPAIT Site and Administrator shall register or renew the Trust's Site with all appropriate agencies in IPAIT's name. Administrator shall renew the registration of the IPAIT Site as required, shall act as the Administrative, Technical, Zone and Billing Contact when registering or renewing the IPAIT Site, and provide annually to Trust proof of registration or renewal of the IPAIT Site. Upon termination or expiration of this Agreement, Administrator shall also notify all URL agencies of the successor Administrative, Technical, Zone and Billing Contact when registering or renewing the IPAIT Site and shall provide written evidence of such notification to Trust prior to the date this Agreement terminates or expires.

c. Unless otherwise specified in this Agreement, all graphics and other visuals designed for Trust, content written for Trust, and all intellectual property rights therein shall be deemed to be the sole and exclusive property of Trust and shall be deemed to be a "work made for hire" and made in the course of the services rendered under this Agreement. To the extent that any title to any such content, graphics and other visuals may not, by operation of law, vest in Trust or such works may not be considered works made for hire, all right, title and interest therein shall be irrevocably assigned to Trust. All such content, graphics and other visuals shall belong exclusively to Trust with Trust having the right to obtain and to hold in its name copyrights, registrations or such other protection as may be appropriate to the subject matter, any extensions and renewals. Although registering of any copyrights or other intellectual property rights shall be the sole responsibility of Trust, Administrator agrees to provide reasonable assistance and cooperation to Trust to acquire, transfer, maintain, perfect, and enforce the intellectual property rights in the content, graphics and other visuals, including but not limited to execution of assignment of ownership or other documents as may be reasonably required by Trust.

d. Administrator shall provide to Trust all source codes for any programming or Work performed under Section 2.14(2), if any.

e. Administrator shall be responsible for obtaining any rights, licenses, clearances, releases, or other permissions necessary to place IPAIT Content on the IPAIT Site.

f. Trust shall be responsible for obtaining any rights, licenses, clearances, releases, or other permissions necessary to place content written by Trust on the IPAIT Site.

g. Trust shall own all IPAIT Data and Administrator shall provide all necessary assistance to Trust or third parties authorized by Trust to allow IPAIT access to use or transfer of the IPAIT Data.

3. IPAS Software-www.IPASonline.com

a. For a period of three (3) years after a termination of this Agreement or change in relationship between Trust and Administrator ("Time Period"), such that Administrator no longer provides administrative services to Trust through the IPAS Software, Administrator grants Trust a license to use the IPAS Software and all related materials and products developed or prepared for Trust and Administrator shall allow Trust access to and use of all source code(s) for the IPAS Software and IPAIT Data for the sole purpose of providing administrative services to Trust participants during the Time Period.

b. During the Time Period, Trust shall pay Administrator a license fee of $1,000 per month. Trust may terminate the license and the license fee during the Time Period by providing a thirty (30) day written notice to Administrator.

c. At the commencement of the Time Period, Administrator shall, at no additional cost, provide all necessary assistance to Trust and third parties authorized by Trust to transfer IPAIT Data to a location designated by Trust. Any costs associated with conversion or transfer of IPAIT Data shall be the sole responsibility of Trust.

4. Warranties and Representations

a. Administrator represents and warrants that it is the owner of or otherwise has the right to use, distribute, and license or sublicense all materials and methodologies used in connection with providing the services and products which are the subject of this Section 2.2(N), that such materials and methodologies (other than information or materials supplied by Trust and accurately reproduced in the Work) shall not infringe any copyright or other proprietary right of a third party, and that Administrator will comply with all applicable laws and regulations in performance of its obligations hereunder.

Administrator represents and warrants that (1) the Work to be performed and services to be provided by it under this Section 2.14 will be rendered using sound, professional practices and in a competent and professional manner by knowledgeable, trained and qualified personnel; (2) the Work will be configured using commercially reasonable technical specifications; (3) the Work will operate in conformance with the terms of this Section 2.14; (4) the Work to be performed by it under this Section 2.14 will not violate any law, statute, ordinance or regulation (including without limitation the laws and regulations governing export control, unfair competition, anti-discrimination or false advertising; (5) the Work to be performed by it under this Section 2.14 will not be defamatory, trade libelous, unlawfully threatening or unlawfully harassing; (6) the Work to be performed by it under this Section 2.14 will not be obscene, child pornographic, or indecent; and (7) the Work to be performed by it under this Section 2.14 will be free of any software disabling devices, internal controls, or computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information.

b. Administrator agrees to defend at its own cost and expense any claim or action against Trust, its subsidiaries and/or affiliated companies, for actual or alleged infringement of any patent, copyright or other property right (including, but not limited to, misappropriation of trade secrets) based on any Work furnished to Trust by Administrator under this Section 2.14 or the use thereof by Trust.

Section 2.15. Compensation. For the services to be rendered and the obligations assumed by the Administrator pursuant to this Agreement, the Trust will pay to the Administrator as full compensation a fee as provided in attachment Exhibit A. The Administrator shall pay all expenses associated with the performance of this Agreement.

ARTICLE III. EXPENSES

Section 3.1. Expenses Paid by Administrator. The Administrator shall pay the following expenses, in addition to the expenses to be paid by it pursuant to Article 2 above:

A. Employment of a minimum of two full-time service representatives, including office space, supplies and incidental support necessary for the performance of this Agreement.

B. Cost of administering the Administrator Agreement and participating in the planning and organizational development and general support of the Trust and its programs, including cost of Administrator's legal counsel.

C. Cost of providing Participant money movement, whether by Federal Reserve Bank Wire, automated clearing house, or other bank transfer methods.

D. All expenses associated with the development, installation, maintenance, updating and use of the IPAS Software.

Section 3.2. Expenses Paid by the Trust. All expenses of the Trust not allocated to the Administrator pursuant to Section 3.1 hereof shall be paid by the Trust, including, but not limited to the following:

(i) Interest and taxes, if any;

(ii) Brokerage commissions;

(iii) Compensation (if any) and expenses of Trustees;

(iv) Legal, audit and accounting expenses of the Trust;

(v) Fees and expenses of the Custodian and the Advisor;

(vi) Costs of appropriate insurance written by reputable insurers for the Trust and its interests;

(vii) Expenses incidental to holding meetings of the Trustees or its Participants;

(viii) Nonrecurring expenses as may arise, including litigation affecting the Trust and the legal obligations which the Trust may have to indemnify its officers and Trustees with respect thereto; and

(ix) Trust operations expenses incurred directly by the Trust and authorized by the Trustees.

ARTICLE IV. LIMITATIONS OF LIABILITY

Section 4.1. Trust*s Liability Limitation. The Trust has been created pursuant to the Declaration, a copy of which has been delivered to the Administrator. Reference is hereby made to Article V of such Declaration which contains certain provisions limiting the liability of the Trustees, Participants, officers, employees and agents of the Trust. The obligations of the Trust created hereunder are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, Participants, officers, employees or agents of the Trust, and only that portion of the Trust Property necessary to satisfy the obligations of the Trust arising hereunder shall be bound or affected by the operation of this Agreement. When dealing with third parties on behalf of the Trust, the Administrator shall include such recitals in written documents as may be reasonably requested by the Trust pursuant to the provisions of the Declaration regarding the limitation of liabilities of the Trustees, Participants, officers, employees and agents of the Trust to the third parties.

Section 4.2. Administrator's Liability Limitation. The Administrator assumes only those duties and obligations expressly identified herein. It specifically assumes no responsibility for the management, investment or reinvestment of the assets of the Trust. The responsibility for the proper and timely management, investment and reinvestment of those assets shall be that of the Trust and the Advisor.

The Administrator shall not be liable for any action taken or neglected to be taken by it in good faith in the exercise of reasonable care and believed by it to be within the discretion or power conferred upon it by this agreement, nor shall the Administrator be responsible for the consequences of any error of judgment unless negligent or lacking in good faith; and the Administrator shall not be answerable except for its own action, neglect or default, nor for any loss unless the same shall have been through the negligence or want of good faith by the Administrator. To the extent authorized by law, the Trust will indemnify the Administrator for, and hold it harmless against, any liability incurred by the Administrator for which it is not answerable pursuant to this paragraph including costs and expenses incurred (including attorneys fees) as a result of any claim of liability.

ARTICLE V. DURATION AND TERMINATION

Section 5.1. Term of Agreement. This Agreement, unless sooner terminated as provided in Section 5.2 or 5.3 hereof, shall continue until midnight, December 31, 2003.

Section 5.2. Early Termination. Notwithstanding the provisions of the preceding Section 5.1, this Agreement may be terminated at any time by either party, without the payment of any penalty by either party upon sixty (60) days written notice.

Section 5.3. Termination on Assignment, This Agreement automatically and immediately terminates without notice or penalty in the event of its assignment by any party hereto without the giving of prior written consent to such assignment.

ARTICLE VI. CONSULTATION AND RELIANCE

Section 6.1. Consultation with Counsel. The Administrator may consult with reputable and experienced legal counsel (who may be counsel to the Trust) concerning any question that may arise with reference to its duties under this Agreement, and the opinion of such counsel is full and complete protection in respect of any action taken or omitted by the Administrator in good faith and in accordance with such opinion.

Section 6.2. Reliance on Certificates. The Administrator is not liable and is fully protected in relying upon any notice, instrument, direction or other communication that the Administrator reasonably believes (based on the most recent certificate of the Secretary of the Trust that has been received by the Administrator) to have been given by an individual authorized to act on behalf of the Trust.

ARTICLE VII. MISCELLANEOUS

Section 7.1. Amendments. This Agreement shall not be modified or amended without the consent of each party hereto, which consent must be evidenced by an instrument in writing executed by each party hereto, or by their respective successors or permitted assigns.

Section 7.2. Captions. The captions in this Agreement are included for convenience of reference only and shall in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

Section 7.3. Severability. If any provision of this Agreement shall be held invalid under any applicable statute or regulation or by a decision of a court of competent jurisdiction, this invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions are severable.

Section 7.4. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 7.5. Notices. Notices or consents of any kind required or permitted under this Agreement shall be in writing and shall be deemed duly delivered if delivered in person or if mailed by certified mail, return receipt requested, or telegraph, postage prepaid, to the appropriate party as follows:

If to the Trust:

Iowa Public Agency Investment Trust

c/c Edgar H. Bittle

Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee

100 Court Avenue, Suite 600

Des Moines, Iowa 50309

If to the Administrator:

Investors Management Group, Ltd.

2203 Grand Avenue

Des Moines, Iowa 50312

Attention: Mark A. McClurg

If to the Custodian:

Wells Fargo Bank Iowa, N.A.

Investment Management and Trust Department

666 Walnut

P.O. Box 837

Des Moines, IA 50304

Attention: Vice President Custody Services

or at such other address or to the attention of such other individual specified by written notice.

Section 7.6. Entire Agreement. This Agreement, and the documents delivered pursuant to Section 1.1 constitute the entire agreement between the parties.

Section 7.7. Applicable Law. This Agreement shall be deemed to have been executed in the State of Iowa, and the laws of the State of Iowa govern the construction of this Agreement and the rights and remedies of the respective parties hereto.

Section 7.8. Enforcement and Waiver. Each party has the right at all times to enforce the provisions of this Agreement in strict accordance with the terms, notwithstanding any conduct or custom on the part of such party in refraining from so doing at any time or times. The failure to enforce its rights under those provisions, strictly in accordance with the same, is not construed as having created a custom in any way or manner contrary to the specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the respective parties are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

Section 7.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

Section 7.10. Compliance with Laws, Rules and Regulations. Anything in this Agreement to the contrary notwithstanding, the Administrator shall refrain from any action which, in its reasonable judgment, or in the judgment of the Trustees of which the Bank has written notice, would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Trust or its Participants or which would not be permitted by the Declaration.

Section 7.11. Opinions and Reports. The Administrator shall provide such opinions and reports of legal counsel and certified public accountants as may be requested regarding the Administrator Agreement and relationship with the Trust and the adequacy and sufficiency of accounting, record keeping, and reporting obligations of the Bank pursuant to this Agreement.

Section 7.12. Effectiveness. This Agreement shall take effect July 1, 2002.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the ______ day of ____________, 2002.

IOWA PUBLIC AGENCY INVESTMENT TRUST

By________________________________________

Chair

Attest:

__________________________

Secretary

INVESTORS MANAGEMENT GROUP, LTD.

By________________________________________

Attest:

__________________________

EXHIBIT A

The annual administrator fee shall be payable monthly and computed at an annual rate equal to .155% of the Trust's average daily assets up to $150 million.

If the Trust's average daily assets of the Diversified Portfolio or the DGO Portfolio are greater than $150 million, the fee shall be .135% of the Trust's average daily assets for that amount in excess of $150 million for that Portfolio.

The annual fee for operating the Fixed Term Automated Investment Program will be 27.9% of the fee collected on securities purchased through the Fixed Term Automated Investment Program in accordance with the schedule of fees approved by the Trustees, the Administrator, the Advisor, and the Custodian. Such fee will be paid by Participants from earnings on the amount invested pursuant to the Fixed Term Automated Investment Program.

Subject, to the foregoing, the fee shall be computed daily and paid monthly.

The fee may be modified upon the mutual agreement of the parties to this Agreement in writing.

CKEITH\319908\1\15691.001

ADVISOR AGREEMENT

between

IOWA PUBLIC AGENCY INVESTMENT TRUST

and

INVESTORS MANAGEMENT GROUP, LTD.

July 1, 2002 - December 31, 2003

ADVISOR AGREEMENT

This Agreement is made by and between the Iowa Public Agency Investment Trust, an Iowa common law trust formed pursuant to Iowa Code chapter 28E and sections 331.555 and 384.21 (the "Trust"), and Investors Management Group, Ltd., an Iowa corporation (the "Advisor") as follows:

WHEREAS, the Trust was established in Iowa by a Joint Powers Agreement and Declaration of Trust dated as of October 1, 1987; and

WHEREAS, the beneficial interest of the Participants under the Joint Powers Agreement and Declaration of Trust in the property of each series of the Trust is divided into Units (the "Units"); and

WHEREAS, the Trust offers a Fixed Term Automated Investment Program; and

WHEREAS, pursuant to a Custodian Agreement, dated January 1, 2001, (the "Custodian Agreement"), Wells Fargo Bank Iowa, National Association, is custodian (the "Custodian") to the Trust; and

WHEREAS, pursuant to an Administrator Agreement, dated July 1, 2002, Investors Management Group, Ltd. (the "Administrator") has agreed to provide certain administrative services; and

WHEREAS, the Trust desires to avail itself of the experience, resources, advice, and assistance of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of the Trustees of the Trust, as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I. DELIVERY OF DOCUMENTS

Section 1.1. Documents Delivered. The Trust has delivered to the Advisor properly certified or authenticated copies of each of the following documents presently in effect and will deliver to them all future amendments and supplements, if any:

A. Amended Joint Powers Agreement and Declaration of Trust dated as of October 1, 1987 as amended August 1, 1988 and May 1, 1993 (the "Declaration");

B. Restated Bylaws of the Trust (the "Bylaws");

C. Certified resolutions of the Trustees of the Trust authorizing the appointment of Investors Management Group, Ltd., as Advisor of the Trust and approving the form of this Agreement;

D. Information Statement of the Trust (the "Information Statement"); and

E. A Certificate of the Secretary of the Trust setting forth the names and specimen signatures of the individuals authorized to act on behalf of the Trust in connection with matters arising hereunder as authorized officers.

F. A copy of the Custodian Agreement dated January 1, 2001.

G. A copy of the Administrator Agreement dated July 1, 2002.

H. A copy of the Advisor Agreement, dated July 1, 2002.

ARTICLE II. APPOINTMENT, DUTIES AND COMPENSATION

Section 2.1. Appointment of Advisor. The Trust hereby appoints, pursuant to Section 3.1 of the Declaration, Investors Management Group, Ltd., as Advisor of the Trust on the terms and for the period set forth in this Agreement, and Investors Management Group, Ltd., hereby accepts such appointment and agrees to perform the services and duties set forth in Section 2.2 hereof for the compensation provided in Section 2.3 hereof.

Section 2.2 Service and Duties

The following provisions of this Agreement relate to the functions of the Advisor in its capacity as Advisor:

    The Advisor shall:

1. Supervise continuously the investment program of the Trust, the administration of the investment program, and the composition of its portfolios;

2. Provide investment research, evaluation, and supervision of the Trust's investments;

3. Determine what investment instruments shall be purchased or sold by the Trust;

4. Arrange for the purchase and the sale of investment instruments held in each portfolio of the Trust and the Fixed Term Automated Investment Program;

5. In connection with the purchase of certificates of deposit by the Trust, establish and maintain a list of state banks, national banks, savings and loan associations, and savings banks located within Iowa that qualify as depositories of public agencies under Iowa law and meet criteria established or approved by the Trustees of the Trust;

6. Place all orders for the purchase, sale, or exchange of the Trust's assets;

7. Attend all meetings of the Trustees and Participants;

    Attend, assist with, or conduct workshops, informational meetings or seminars organized or sponsored by the Trust;

9. Furnish the Trustees with statistical information, reports, and evaluation of Trust assets, and such other information as the Trustees may require for the management of the Trust; and

10. Evaluate the performance of the Trust and the Custodian and furnish such other information as the Trustees may require for the management of the Trust. Such evaluations and information will be furnished in response to inquiries from Trustees and in responding thereto the Advisor will seek such information, as is appropriate, from the Custodian and from other parties. The Advisor will not undertake extensive independent investigations in order to respond to such inquiries and will therefore not be liable for losses or claims incurred by the Trust arising as a result of problems investigated by the Advisor.

11. In conjunction with the Administrator, provide, upon the request of a Participant of the Trust, individualized advice and consultation to such Participant regarding such Participant's cash management program.

12. Monitor daily and weekly valuations of each series and if the amortized cost value deviates materially from the market value (more than .5%) will consider what action, if any, should be initiated to reasonably eliminate or reduce material dilution or other unfair results to Participants.

13. There shall be established by the Trust an internal control structure to assure compliance with the Declaration of Trust, the Agreements, Trust policies and procedures, and applicable laws and rules. In conjunction with the Trust appointed legal counsel and public accounting firm, provide support and assistance with audits and reviews as required by the Trust.

B. Compliance. The Advisor shall act in conformity with the Declaration, the Bylaws and the Information Statement and with the instructions and directions of the Trustees and shall conform to and comply with all applicable federal and state laws, rules and regulations.

C. Placement of Orders. The Advisor shall place all orders for the purchase, sale, loan or exchange of investment instruments for the Trust's account with brokers or dealers selected by the Advisor. The Advisor shall determine whether investment instruments are Permitted Investments. The Advisor is authorized as the agent of the Trust to give oral instructions to the Trust's Administrator and Custodian, confirmed by written instructions to the Custodian, as to deliveries of securities and payments for the account of the Trust. In connection with the selection of brokers and dealers and the placing of orders, the Advisor is directed to seek the most favorable execution and price.

D. Best Judgment. The Advisor shall give the Trust the benefit of its best judgment, experience and effort in rendering services hereunder, but the Advisor shall not be liable for any loss sustained by reason of the adoption of any investment policy or the purchase, sale or retention of any investment instrument, whether the purchase, sale or retention is based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, if the purchase, sale or retention is made and such other individual, firm or corporation was selected with due care and in good faith. Nothing herein contained shall, however, be construed to protect the Advisor against any liability to the Trust or its Participants by reason of misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement, nor shall anything herein contained constitute a waiver or limitation on any rights which the Trust may have under any federal securities laws.

E. Maintain Name of Trust. The Advisor will maintain the name "Iowa Public Agency Investment Trust" and assigns all right, title and interest in this name to the Trust and agrees to relinquish any and all right to use of this name by assignment or otherwise upon the termination of this Agreement or extension thereof.

    Program Support and Development. The following provisions of this Agreement relate to the functions of the Advisor in its capacity as provider of program support and development services. The Advisor shall:

1. Provide the services of a dedicated program representative to illustrate the advantages of the investment services provided by the Trust to Participants and potential participants and administer the Unit Holder Services Plan;

2. Annually prepare and present to the Trustees a summary of anticipated activities and the projected results of support and development of the program and Unit Holder Service;

3. Annually prepare recommendations of enhancements to the Trustees to be funded by existing and anticipated reserves within the Trust Administration Fund; and

4. Quarterly prepare and present to the Trustees summaries of results of program support and development activities.

Section 2.3. Compensation. For the services to be rendered and the obligations assumed by the Advisor pursuant to section 2.2 of this Agreement, the Trust will pay to the Advisor as full compensation a fee as provided in attachment Exhibit A.

ARTICLE III. EXPENSES

Section 3.1. Expenses Paid by Advisor. The Advisor shall pay the following expenses, in addition to the expenses to be paid pursuant to Section 2.2:

A. Costs of printing the Information Statement and such other documents as may be used by the Trust in connection with its seeking and obtaining of additional Participants;

B. Administrative costs of the Trust associated with the performance of the Agreement; and

C. Expenses of preparing, printing and mailing Information Statements, reports, notices and proxy material to Participants of the Trust.

Section 3.2. Expenses Paid by the Trust. All expenses of the Trust not allocated to the Advisor pursuant to Section 3.1 hereof shall be paid by the Trust, including, but not limited to the following:

(A) Interest and taxes, if any;

(B) Brokerage commissions;

(C) Compensation (if any) and expenses of its Trustees;

(D) Legal, audit and accounting expenses;

(E) Fees and expenses of the Custodian;

(F) Costs of appropriate insurance written by reputable insurers for the Trust and its interests;

(G) Expenses incidental to holding meetings of the Trustees or its Participants;

(H) Nonrecurring expenses as may arise, including litigation affecting the Trust and the legal obligations which the Trust may have to indemnify its officers and Trustees with respect thereto; and

(I) Trust operations expenses incurred directly by the Trust and authorized by the Trustees.

ARTICLE IV. LIMITATIONS OF LIABILITY

Section 4.1. Trust's Liability Limitation. The Trust has been created pursuant to the Declaration, a copy of which has been delivered to the Advisor. Reference is hereby made to Article V of such Declaration which contains certain provisions limiting the liability of the Trustees, Participants, officers, employees and agents of the Trust. The obligations of the Trust created hereunder are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, Participants, officers, employees or agents of the Trust, and only that portion of the Trust Property necessary to satisfy the obligations of the Trust arising hereunder shall be bound or affected by the operation of this Agreement. When dealing with third parties on behalf of the Trust, the Advisor shall include such recitals in written documents as may be reasonably requested by the Trust pursuant to the provisions of the Declaration regarding the limitation of liabilities of the Trustees, Participants, officers, employees and agents of the Trust to the third parties.

ARTICLE V. DURATION AND TERMINATION

Section 5.1. Term of Agreement. This Agreement, unless sooner terminated as provided in Section 5.2 or 5.3 hereof, shall continue until midnight December 31, 2003.

Section 5.2. Early Termination. Notwithstanding the provisions of the preceding Section 5.1, this Agreement may be terminated at any time by either party, without the payment of any penalty by either party upon sixty (60) days written notice to the other party.

Section 5.3. Termination on Assignment. This Agreement automatically and immediately terminates without notice or penalty in the event of assignment by any party hereto without giving prior written consent to such assignment.

ARTICLE VI. CONSULTATION AND RELIANCE

Section 6.1. Consultation with Counsel. The Advisor may consult with reputable and experienced legal counsel (who may be counsel to the Trust) concerning any question that may arise with reference to its duties under this Agreement, and the opinion of such counsel is full and complete protection in respect of any action taken or omitted by the Advisor in good faith and in accordance with the opinion.

Section 6.2. Reliance on Certificates. The Advisor is not liable and is fully protected in relying upon any notice, instrument, direction or other communication that the Advisor reasonably believes (based on the most recent certificate of the Secretary of the Trust that has been received by the Advisor) to have been given by an individual authorized to act on behalf of the Trust consistent with the Agreement, the Custodian Agreement, the Administrator Agreement, the Declaration of Trust, and the policies and procedures of the Trust of which it has notice.

ARTICLE VII. MISCELLANEOUS

Section 7.1. Other Activities of the Advisor. Nothing in this Agreement shall prevent the Advisor or its officers, directors or employees from acting as investment advisor or manager or administrator for any other person, firm, corporation or entity and shall not in any way limit or restrict the Advisor or any of its directors, officers, partners or employees, or any of its affiliates' directors, officers, partners or employees from buying, selling or trading any investment instruments for its or their own accounts, or for the accounts of others for whom it or they may be acting. The Advisor represents that it will undertake no activities which, in its judgment, will materially adversely affect the performance of its obligations to the Trust under this Agreement. Directors, officers, partners, employees and agents of the Advisor or of affiliated persons of the Advisor may serve as officers, employees or agents of the Trust solely within the limitations of the Declaration.

Section 7.2. Compliance with Laws, Rules and Regulations. Anything in this Agreement to the contrary notwithstanding, the Advisor shall refrain from any action which, in its reasonable judgment, or in the judgment of the Trustees of which the Advisor has written notice, would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Trust or its Participants or which would not be permitted by the Declaration.

Section 7.3. Opinions and Reports. The Advisor shall provide such opinions and reports of legal counsel and certified public accountants as may be requested regarding the Advisor Agreement and relationship with the Trust and the adequacy and sufficiency of accounting, record keeping, and reporting obligations of the Advisor pursuant to this Agreement.

The Advisor shall provide the Trust with the most recent report of independent auditors concerning its function pursuant to this Agreement. The report shall be provided prior to each annual closing of the Trust; provided, however, that the Advisor shall notify the Trust immediately upon receipt of any such report which contains any qualifications or indication of existence of weakness.

The Advisor shall provide the trust within thirty (30) days of receipt of all communications from its auditor or any regulatory authority of a material weakness in internal control structure, or regulatory orders or sanctions against the Advisor.

Section 7.4. Recommendations. Without limiting the generality of the foregoing paragraph, the Advisor shall not recommend, or arrange for, the purchase by the Trust of any investment instrument which is not a Permitted Investment or the purchase or other acquisition of which would constitute a violation of the investment restrictions applicable to the Trust set forth in the Declaration or the policies and procedures of the Trust of which it has notice.

Section 7.5. Dealing with Third Parties. When dealing with third parties on behalf of the Trust in connection with the execution of investment transactions and other matters, the Advisor shall include such recitals in written documents as may be reasonably requested by the Trust pursuant to the provisions of the Declaration regarding the limitation of liability of the Trustees, Participants, officers, employees and agents of the Trust to third parties.

Section 7.6. Amendments. This Agreement shall not be modified or amended without the consent of each party, which consent must be evidenced by an instrument in writing executed by each party, or by their respective successors or permitted assigns.

Section 7.7. Captions. The captions in this Agreement are included for convenience of reference only and shall in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

Section 7.8. Severability. If any provision of this Agreement shall be held invalid under any applicable statute or regulation or by a decision of a court of competent jurisdiction, this invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions are severable.

Section 7.9. Binding Effect. Subject to the provisions of Section 5.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 7.10. Notices. Notices or consents of any kind required or permitted under this Agreement shall be in writing and shall be deemed duly delivered if delivered in person or if mailed by certified mail, return receipt requested, or telegraph, postage prepaid, to the appropriate party as follows:

If to the Trust:

Iowa Public Agency Investment Trust

c/o Edgar H. Bittle

Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C.

100 Court Avenue, Suite 600

Des Moines, Iowa 50309

If to the Advisor:

Investors Management Group, Ltd.

2203 Grand Avenue

Des Moines, Iowa 50312

Attention: Mark A. McClurg

If to the Custodian:

Wells Fargo Bank Iowa, N.A.

Investment Management and Trust Department

666 Walnut Street

P.O. Box 837

Des Moines, Iowa 50304

Attention: Vice President, Custody Services

or at such other address or to the attention of such other individual specified by written notice.

Section 7.11. Entire Agreement. This Agreement, and the documents delivered pursuant to Section 1.1 constitute the entire agreement between the parties.

Section 7.12. Applicable Law. This Agreement shall be deemed to have been executed in the State of Iowa, and the laws of the State of Iowa govern the construction of this Agreement and the rights and remedies of the respective parties hereto.

Section 7.13. Enforcement and Waiver. Each party has the right at all times to enforce the provisions of this Agreement in strict accordance with the terms, notwithstanding any conduct or custom on the part of such party in refraining from so doing at any time or times. The failure to enforce its rights under those provisions, strictly in accordance with the same, is not construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the respective parties are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

Section 7.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

Section 7.15. Effectiveness. This Agreement shall take effect July 1, 2002.

IN WITNESS WHEREOF, the parties hereby have caused this instrument to be executed by their officers designated below as of the _______ day of ______, 2002.

IOWA PUBLIC AGENCY INVESTMENT TRUST

By ______________________________________

Chair

Attest:

_________________________________

Secretary

INVESTORS MANAGEMENT GROUP, LTD.

By ______________________________________

Attest:

_____________________________

EXHIBIT A

The Advisor shall receive a program support and development fee payable monthly and computed at an annual rate equal to .10% of the Trust's average daily assets of the Diversified Portfolio and the DGO Portfolio up to $250 million. If the Trust's daily assets of each of the Diversified Portfolio and the DGO Portfolio are greater than $250 million, the fee is .125% of the Trust's average daily assets in excess of $250 million for that portfolio.

The Advisor shall receive an advisor fee payable monthly and computed at an annual rate equal to .15% of the Trust's average daily assets up to $150 million. If the Trust's average daily assets of the Diversified Portfolio or the DGO Portfolio are greater than $150 million but less than $300 million, the fee shall be .125% of the Trust's average daily assets for that amount in excess of $150 million for that portfolio. If the Trust's average daily assets of the Diversified Portfolio or the DGO Portfolio are greater than $300 million, the fee shall be .080% of the Trust's average daily assets for that amount in excess of $300 million for that portfolio.

The annual fee for operating the Fixed Term Automated Investment Program will be 45% of the fee collected on securities purchased through the Fixed Term Automated Investment Program in accordance with the schedule of fees approved by the Trustees, the Administrator, the Advisor, and the Custodian. Such fee will be paid by Participants from earnings on the amount invested pursuant to the Fixed Term Automated Investment Program.

Subject to the foregoing, the fees shall be computed daily and paid monthly.

The fee may be modified upon the mutual agreement of the parties to this Agreement in writing. CKEITH\320987\1\15691.001

AMENDMENT TO ADVISOR AGREEMENT

BETWEEN

IOWA PUBLIC AGENCY INVESTMENT TRUST

AND

INVESTORS MANAGEMENT GROUP, LTD.

The Amendment to the Advisor Agreement is made by and between the Iowa Public Agency Investment Trust, an Iowa common law trust formed pursuant to Iowa Code chapter 28E and sections 331.555 and 384.21 (the "Trust"), and Investors Management Group, Ltd., an Iowa corporation (the "Advisor") as follows:

WHEREAS, the Trust was established in Iowa by a Joint Powers Agreement and Declaration of Trust dated as of October 1, 1987; and

WHEREAS, the beneficial interest of the Participants under the Joint Powers Agreement and Declaration of Trust in the property of each series of the Trust is divided into Units (the "Units"); and

WHEREAS pursuant to an Advisor Agreement, dated July 1, 2002 (the "Investment Advisor Agreement"), Advisor is Investment Advisor to the Trust; and

WHEREAS the Trust and Advisor mutually agree to amend the Investment Advisor Agreement pursuant to Article VII, Section 7.6 of the Advisor Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to revise the Investment Advisor Agreement as follows:

1. Article II, Appointment, Duties and Compensation, Section 2.2, Service and Duties, Paragraph B, Compliance, shall hereby be amended to read as follows:

The Advisor shall act and operate the Trust in conformity with the Declaration, the Bylaws and the Information Statement, with the instructions and directions of the Trustees, and all applicable federal and state laws, rules and regulations, including, but not limited to, the Investment Company Act of 1940 and all rules and regulations promulgated thereunder.

2. This Amendment to the Investment Advisor Agreement shall take effect September 1, 2002.

IN WITNESS WHEREOF, the parties hereby have hereby have caused this instrument to be executed by their officers designated below as of the _______ day of ______, 2002.

IOWA PUBLIC AGENCY INVESTMENT TRUST

By ______________________________________

Chair

Attest:

By _________________________________

Secretary

INVESTORS MANAGEMENT GROUP, LTD.

By ______________________________________

Attest:

_____________________________

335703\15691.001

 P ALIGN="JUSTIFY">

CUSTODIAN AGREEMENT

between

IOWA PUBLIC AGENCY INVESTMENT TRUST

and

WELLS FARGO BANK IOWA, NATIONAL ASSOCIATION

January 1, 2001 - December 31, 2003

CUSTODIAN AGREEMENT

THIS AGREEMENT is made by and between Iowa Public Agency Investment Trust, an Iowa common law trust, a trust formed pursuant to Iowa Code chapter 28E and sections 331.555 and 384.21 (the "Trust"), and Wells Fargo Bank Iowa, National Association (the "Custodian").

WITNESSETH:

WHEREAS, the Trust was established in Iowa by a Joint Powers Agreement and Declaration of Trust duly adopted as of October 1, 1987, pursuant to the Joint Powers Agreement; and

WHEREAS, the beneficial interest of the Participants under the aforementioned Joint Powers Agreement and Declaration of Trust in the property of each series of the Trust is divided into Units (the "Units"); and

WHEREAS, the Trust offers a Fixed Term Automated Investment Program; and

WHEREAS, pursuant to an Administrator-Advisor Agreement (the "Administrator-Advisor Agreement"), dated January 1, 2001, between the Trust and Investors Management Group, Ltd., (the "Administrator-Advisor"), Investors Management Group, Ltd. is to serve as Administrator-Advisor to the Trust; and

WHEREAS, pursuant to a Bank Trust Services Agreement (the "Bank Trust Services Agreement"), dated January 1, 2001, between the Trust and Wells Fargo Bank Iowa, National Association (the "Bank"), the Bank is to provide certain processing, customer service and Trust monitoring services; and

WHEREAS, the Trust desires to avail itself of the experience, resources, services, and assistance of the Custodian and to have the Custodian undertake the duties and responsibilities set forth, on behalf of the Trustees of the Trust, as provided; and

WHEREAS, the Custodian is willing to undertake to render such services on the terms and conditions set forth;

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

ARTICLE I. DELIVERY OF DOCUMENTS

Section 1.1 Documents Delivered. The Trust has delivered to the Custodian properly certified or authenticated copies of each of the following documents presently in effect and will deliver all future amendments and supplements, if any:

(A) Amended Joint Powers Agreement and Declaration of Trust, dated as of October 1, 1987 as amended August 1, 1988 and May 1, 1993 the ("Declaration");

(B) Restated Bylaws of the Trust (the "Bylaws");

(C) Certified resolutions of the Trustees of the Trust authorizing the appointment of Wells Fargo Bank Iowa, National Association, as Custodian of the Trust and approving the form of this Agreement;

(D) Information Statement of the Trust, (the "Information Statement");

(E) A certificate of the secretary of the Trust setting forth the names and specimen signatures of the individuals authorized to act on behalf of the Trust in connection with matters arising hereunder as Authorized Officers; and

(F) A copy of the Administrator-Advisor Agreement dated January 1, 2001.

(G) A copy of the Bank Trust Services Agreement dated January 1, 2001.

(H) A copy of this Custodian Agreement dated January 1, 2001.

ARTICLE II. APPOINTMENT OF CUSTODIAN

Section 2.1. Appointment. The Trust hereby appoints Wells Fargo Bank Iowa, National Association, as Custodian of the Trust on the terms and for the period set forth in this Agreement.

Section 2.2. Acceptance of Appointment. Wells Fargo Bank Iowa, National Association, hereby accepts appointment as Custodian and agrees to perform the services and duties hereinafter set forth for the compensation provided for in Article VI hereof. In accepting such appointment and agreeing to perform the services and duties hereinafter, the Custodian represents and warrants that it lawfully possesses and exercises fiduciary powers under applicable federal laws or the laws of the State of Iowa, and that it has the resources and expertise to act as the custodian of public funds or any security or document of ownership or title evidencing all funds, moneys, assets, securities, certificates and other investment instruments of whatever nature or kind, including all dividends, interest and income derived therefrom, of the Trust that are delivered to the Custodian and thereafter made subject to this Agreement, and to perform its responsibilities under this Agreement.

ARTICLE III. CUSTODY OF CASH AND INVESTMENTS

Section 3.1. Delivery of Investments and Moneys. The Bank will deliver or cause to be delivered to the Custodian all moneys owned by the Trust, including cash received for the allocation and issuance of each series of Units and for the purchase of Permitted Investments through the Fixed Terms Automated Investment Program, at any time during the term of this Agreement. The Custodian will not be responsible for such moneys until actually received by it and fully collected. The Custodian may execute receipts on behalf of the Trust for cash or other assets delivered to it for the account of the Trust.

Section 3.2. Credits and Disbursements. The Custodian shall credit to a separate account for each series of units and for fixed term securities, in the name of the Trust, all moneys received by it for the account of the Trust, and shall disburse the same only:

(a) In payment for investment instruments purchased by the Trust for each series of Units or by Participants of the Fixed Term Automated Investment Program as provided in Article IV hereof; such payment to be made only on a payment versus delivery basis;

(b) In payment of distributions to Participants in the Trust for each series of Units and the Fixed Term Automated Investment Program as instructed by the Trust or the Bank pursuant to the terms of the Bank Trust Services Agreement; or

(c) In payment for fees and expenses of the Trust as authorized by the Trust as directed for payment by the Bank; or

(d) Pursuant to special instructions given by the Trust as authorized by the Trustee, with notice to the Bank, setting forth the name and address of the person or entity to whom payment is to be made, the amount to be paid, and the purpose for which payment is to be made.

Section 3.3. Receipt and Safekeeping of Investment Instruments and Moneys.

A. The Custodian shall keep safely in a separate account for each series of Units and for the account of Participants in the Fixed Term Automated Investment Program, the investment instruments and moneys of the Trust and on behalf of the Trust, from time to time receive delivery of certificates for safekeeping and keep such certificates physically segregated at all times from those of any other person. The Custodian shall maintain records of all receipts, deliveries and locations of such investment instruments, together with a current inventory thereof. The Custodian shall conduct periodic physical inspections (including sampling counts) of certificates representing bonds and other investment instruments held by it under this Agreement in such manner as the Custodian shall determine from time to time to be advisable in order to verify the accuracy of such inventory. With respect to investment instruments held by any sub-custodian, the Custodian may rely upon certificates from such agent; provided, however, that if the Custodian utilizes a sub-custodian or other agent to perform any services in connection with this Agreement the Custodian shall be responsible for the acts or omissions of any sub-custodians or other agent used as though the acts and omissions of any sub-custodian or agent were the acts and omissions of the Custodian. The Custodian will promptly report to the Trust the results of its inspections, indicating any shortages or discrepancies uncovered thereby, and take appropriate action to remedy any such shortages or discrepancies.

B. Custodian may cause any assets of the Trust to be registered in, or transferred into, the Custodian's name or the name of a nominee or nominees, including but not limited to that of the Custodian, a clearing corporation, or a depository, or in book entry form, or to cause any such asset to be retained unregistered or in a form permitting transfer by delivery, provided that the books and records of the Custodian shall at all times show that such assets of each series of Units and assets held for Participants in the Fixed Term Automated Investment Program are a part of the Trust; and the Custodian may cause any such asset, or the evidence thereof, to be held by the Custodian, in a depository, in a clearing corporation, in book entry form, or by any other entity or in any other manner permitted by law. The Trust agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its nominee, any investment instruments which it may hold for the account of the Trust and which may from time to time be registered in the name of the Trust.

    Notwithstanding any other provision of this agreement, it is expressly understood and agreed that the Custodian is authorized in the performance of its duties hereunder to use the facilities of the Federal Reserve Bank as a securities depository pursuant to the Federal Reserve Book Entry Deposit System for eligible investment instruments held in the portfolio of each series of units and for the account of Participants in the Fixed Term Automated Investment Program of the Trust. Without limiting the generality of such use, it is agreed that the following provisions shall apply thereto:

(1) Safekeeping. Investment instruments and any cash of the Trust deposited in the system will at all times be segregated from any assets and cash controlled by the Custodian in other than a fiduciary or custodian capacity. The Custodian will pay out money only upon the receipt of investment instruments and will deliver investment instruments only upon the receipt of money, this practice being commonly known as "delivery versus payment".

(2) Indemnification. The Custodian is liable to the Trust with respect to investment instruments and cash to which the Trust is entitled, held or received in the Federal Reserve Bank Book Entry System as agent for the Custodian, as if the same were held or received by the Custodian at its own offices.

(3) Access to Information. All books and records maintained by the Custodian which relate to the Trust's participation in the system will at all times during regular business hours be open to the inspection of the Trust's duly authorized employees or agents, and the Trust will be furnished with all the information in respect of the services rendered to it as it may require.

Section 3.4. Certain Custody Limitations. All investment instruments and moneys delivered to the Custodian shall be held or disposed of by the Custodian for the Trust pursuant to the terms of this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such investment instruments, except pursuant to the terms of this Agreement or the written directions of the Trust and only for the account of the Trust as set forth in this Agreement. The Trust's claim to such investment instruments and moneys shall be based on a right of possession in specific property and not as a general creditor of the Custodian.

Section 3.5. Certain Duties Regarding Investment Instruments. Unless otherwise specifically instructed to the contrary by a Certificate delivered on behalf of the Trust, the Custodian shall, with respect to all investment instruments and moneys held by it for the Trust:

(a) Promptly collect any and all income due or payable;

(b) Promptly present for payment and collect the amount payable upon all investment instruments which may mature or be called, redeemed, or retired, or otherwise become payable;

(c) Execute, as Custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

(d) Hold for the account of the Trust all warrants, rights and similar instruments issued with respect to any investment instruments held by it hereunder.

Section 3.6. Certain Actions. Upon receipt of a Certificate by the Trust, and not otherwise, the Custodian shall:

(a) Execute and deliver to such person as may be designated in such Certificate, consents, authorizations, and any other instruments whereby the authority of the Trust as owner of any investment instruments may be exercised;

(b) Deliver any investment instruments held for the Trust in exchange for other investment instruments or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any person, or the exercise of any conversion privilege;

(c) Deliver any investment instruments held for the Trust to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any person, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery; and

(d) Make such transfers or exchanges of the assets of the Trust, and take such other steps, as shall be stated in said Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust.

Section 3.7. Monthly Reports. The Custodian shall prepare and furnish to the Administrator-Advisor no later than the fifteenth (15th) Iowa banking day of each month: (i) a list of the Trust assets in its custody as of the last day of the preceding month, and (ii) a statement of the Trust's transactions during the preceding month.

Section 3.8. Annual Report. The Custodian annually shall provide the Trust with the audited financial statements and related report on the internal control structure of the Custodian, together with the report of the independent auditors with respect thereto; provided, however, that if the Custodian does not have an annual audit or internal control report prepared specifically for its operations, the Custodian may provide copies of the audited financial statements and report of independent auditors with respect thereto for Wells Fargo Corporation and the report on internal control structure for trust operations prepared for Wells Fargo Bank Minnesota in satisfaction of this Section 3.8.

Section 3.9. Access to Information. All records of investment transactions, documentation, orders or reports (whether in written or machine readable form) relating to this Agreement and the services provided hereunder, regardless of who performed the services, shall be considered records of the Trust, its employees and its designees. To the extent records are maintained by others, the Custodian shall obtain from the other person an identical right to examination and inspection of the records and to obtain the information and records upon request of the Trust and to enforce its rights in order to obtain any records held by another person. The Custodian shall make all such records available upon the responsible request for inspection and audit by the Trust, its employees or designees, and shall allow these records or excerpts of these records to be copied and removed to facilitate the audit or to comply with public records requirements.

Section 3.10. Other Reports. The Custodian shall advise the Trust in writing immediately upon the occurrence of any one of the following events:

(i) Receipt by the Custodian or Wells Fargo Bank Minnesota of a communication from an independent auditor or the Auditor of State or any regulatory authority of the existence of a material weakness in the internal control structure of Custodian or of Wells Fargo Bank Minnesota, or regulatory orders or sanctions against the Custodian or Wells Fargo Bank Minnesota with regard to the type of services being performed under this Agreement;

(ii) Receipt by the Custodian of notice of a downgrading in the rating given by a national rating service to any outstanding debt security of Custodian or its parent corporation; or

(iii) Filing of an action by a governmental authority, commencement of an administrative proceeding, or initiation of litigation by a third party which alleges a violation by Custodian or Wells Fargo Bank Minnesota of any federal, state or local law governing its trust operations or custodial services.

To facilitate the performance of its obligations under this paragraph, the Custodian shall establish and maintain internal communications policies and procedures between itself, Wells Fargo Corporation, and Wells Fargo Bank Minnesota, sufficient in scope and practice to ensure that the Custodian is properly and timely informed of the occurrence of any of the foregoing events. In providing the foregoing information, however, the Custodian does not concede that it is serving under this Agreement as an "investment entity" or "investment professional" within the meaning of Iowa Code section 11.2.

ARTICLE IV. PURCHASE AND SALE OF INVESTMENT

INSTRUMENTS BY THE TRUST

Section 4.1. Purchases. Promptly after each purchase of an investment instrument by the Trust, the Administrator-Advisor on behalf of the Trust shall cause to be delivered to the Custodian oral instructions (promptly confirmed thereafter in writing) or a Certificate specifying with respect to each such purchase:

(a) the name of the issuer and the title of the investment instrument;

(b) the principal amount purchased and accrued interest thereon, if any;

(c) the date of purchase and settlement;

(d) the purchase price per unit;

(e) the total amount payable upon such purchase; and

(f) the name of the person from whom or the broker or dealer through whom the purchase was made.

The Custodian shall receive all investment instruments purchased by or for the Trust from the persons through or from whom the same were purchased, and upon receipt thereof shall pay, out of the moneys held for the account of the Trust, the total amount payable upon such purchase as set forth in such oral instructions and as shown on such Certificate provided that the same conforms to the total amount payable described by such oral instructions or shown on such Certificate. The Custodian shall obtain possession of any and all investment instruments that are the subject of or underlying obligations for any repurchase agreement.

Section 4.2. Sales. Promptly after each sale of an investment instrument by the Trust, the Administrator-Advisor on behalf of the Trust shall deliver to the Custodian oral instructions (promptly confirmed thereafter in writing) or a Certificate specifying with respect to each such sale:

(a) the name of the issuer and the title of the investment instrument;

(b) the principal amount sold and accrued interest thereon, if any;

(c) the date of sale;

(d) the sale price per unit;

(e) the total amount payable to the Trust upon such sale; and

(f) the name of the broker or dealer through whom or the person to whom the sale was made.

The Custodian shall transfer the investment instrument thus designated to the broker or dealer or other person described by such oral instructions or named in such Certificate upon receipt of the total amount payable to the Trust in connection with the settlement of such transaction, provided that the same conforms to the total amount payable to the Trust shown in such oral instructions and as shown on such Certificate with respect to such sale. The Custodian may accept payment in such form as shall be satisfactory to it, and may deliver investment instruments and arrange for payment, in accordance with the customs and usages prevailing among brokers and dealers in investment instruments of similar tenor and type. No Assets may be delivered out of the account of the Trust without full payment (i.e., no "free deliveries" shall be permitted). Under no circumstances shall the Advisor be permitted to deliver, transfer or move any of the Assets to another account, location or entity.

Section 4.3. Conformance Monitoring. Upon receipt of any instructions regarding the purchase of securities for the Trust, the Custodian shall review such purchase or form of investment to determine that such investment is in conformance with the most recent written investment policies of the Trust, of which the Custodian has been given notice. If any investment is considered in nonconformance with such policies, the Custodian shall given immediate notice to the Trust.

ARTICLE V. FUNDS TRANSFER SERVICES

Section 5.1. Protocols. The Custodian shall service and maintain a Federal Reserve Wire Transfer System, an Automated Clearinghouse Debit System, and a checking system and provide certain other fund transfer services in conjunction with its duties described herein.

ARTICLE VI. COMPENSATION, FEES AND EXPENSES

Section 6.1. Compensation, Fees and Expenses. The Custodian shall be entitled to receive, and the Trust hereby agrees to pay to the Custodian, such compensation as may be agreed upon from time to time between the Custodian and the Trust. The schedule of compensation to be paid to the Custodian shall be that set forth in Exhibit A attached hereto and made a part hereof. The Trust shall indemnify the Custodian pursuant to Section 2.19 of the Declaration for any loss incurred by the Custodian resulting from the purchase by the Trust of an investment security for the purchase of which the Trust did not have sufficient funds at the time of such purchase.

ARTICLE VII. CONCERNING THE CUSTODIAN

Section 7.1. Actual Receipt. The Custodian shall not be liable for, or considered to be the Custodian of, any moneys represented by any check, draft, or other instrument for the payment of moneys received by it on behalf of the Trust, until the Custodian actually receives such moneys.

Section 7.2. Collection. The Custodian is not under any duty or obligation to take action to effect collection of any amount, if the investment instruments upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until: (A) it is directed to take such action in a Certificate signed on behalf of the Trust, and (B) it is assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

Section 7.3. Sub-Custodians. The Custodian shall not appoint any Sub-Custodians, other than affiliates of the Custodian, except upon terms and conditions approved in writing by the Trust prior to such appointment; provided, however, that the Trust hereby consents to the use of nominees in the manner set forth in Section 3.3 hereof.

Section 7.4. Reliance. The Custodian is entitled to rely upon any Certificate, notice, or other instrument in writing received by the Custodian and believed in good faith by the Custodian to be genuine. The Custodian is entitled to rely upon any oral instructions received by the Custodian from an Authorized Officer believed by the Custodian in good faith to be genuine and to have been given by such Authorized Officer and which are consistent with the policies and procedures of the Trust of which the Custodian has notice. The Trust agrees to forward, or cause to be forwarded, to the Custodian written evidence of such instructions by mailing on the same day a letter in the form of a Certificate. The Trust agrees that the fact that such confirming letters are not received by the Custodian shall in no way affect the validity of the transactions or the enforceability of the transactions thereby authorized by the Trust. The Trust agrees that the Custodian shall incur no liability to the Trust in acting in good faith upon oral instructions given to the Custodian hereunder concerning such transactions, provided such instructions reasonably appear to have been received from an Authorized Officer and are consistent with the policies and procedures of the Trust of which the Custodian has notice.

Section 7.5. Consultation with Counsel. The Custodian may consult with reputable and experienced legal counsel (who may be counsel to the Trust) concerning any question that may arise with reference to its duties under this Agreement, and the opinion of such counsel shall be full and complete protection in respect of any action taken or omitted by the Custodian in good faith and in accordance with such opinion.

Section 7.6. Equity. The Custodian represents and warrants to the Trust that it has capital, surplus, and retained earnings in the aggregate in excess of $25,000,000.

ARTICLE VIII. LIMITATIONS OF LIABILITY.

Section 8.1. Trust's Liability Limitation. The Trust has been created pursuant to the Declaration, a copy of which has been delivered to the Custodian. Reference is hereby made to Article V of such Declaration which contains certain provisions limiting the liability of the Trustees, Participants, Officers, employees and agents of the Trust. The obligations of the Trust created hereunder are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, Participants, Officers, employees or agents of the Trust, and only that portion of the Trust Property necessary to satisfy the obligations of the Trust arising hereunder shall be bound or affected by the operation of this Agreement. When dealing with third parties on behalf of the Trust, the Custodian shall include such recitals in written documents as may be reasonably requested by the Trust pursuant to the provisions of the Declaration regarding the limitation of liabilities of the Trustees, Participants, Officers, employees and agents of the Trust to the third parties. The Custodian assumes only those duties and obligations expressly identified herein. It specifically assumes no responsibility for the management, investment or reinvestment of the assets of the Trust. The responsibility for the proper and timely management, investment or reinvestment of the Assets shall be that of the Trust and the Administrator-Advisor. All investments shall be made in accordance with the Investment Policy of the Trust and the laws of the State of Iowa, as then in effect.

In all events, the Custodian shall exercise the standard of care expected of a prudent professional custodian of public funds in holding, maintaining and servicing the assets under this Agreement.

Section 8.2. The Custodian assumes only those duties and obligations expressly identified herein. It specifically assumes no responsibility for the management, investment or reinvestment of the assets of the Trust. The responsibility for the proper and timely management, investment and reinvestment of those assets shall be that of the Trust and the Administrator-Advisor.

The Custodian shall not be liable for any action taken or neglected to be taken by it in good faith in the exercise of reasonable care and believed by it to be within the discretion or power conferred upon it by this agreement, nor shall the Custodian be responsible for the consequences of any error of judgment unless negligent or lacking in good faith; and the Custodian shall not be answerable except for its own action, neglect or default, nor for any loss unless the same shall have been through the negligence or want of good faith by the Custodian. To the extent authorized by law, the Trust will indemnify the Custodian for, and hold it harmless against, any liability incurred by the Custodian for which it is not answerable pursuant to this paragraph including costs and expenses incurred (including attorneys fees) as a result of any claim of liability.

ARTICLE IX. DURATION AND TERMINATION

Section 9.1. Term of Agreement. This Agreement, unless sooner terminated as provided in Section 9.2 or 9.3 hereof, shall continue until midnight December 31, 2003. The fee schedules contained in attached Exhibit A may be adjusted, with the mutual consent of the Trust and the Custodian as may be permitted by Exhibit A.

Section 9.2. Early Termination. Notwithstanding the provisions of the preceding Section 9.1, this Agreement may be terminated by either the Custodian or the Trust at any time, without the payment of any penalty upon sixty (60) days written notice to the other party.

Section 9.3. Termination on Assignment. This Agreement shall automatically and immediately terminate without notice or penalty in the event of its assignment by any party hereto without the giving of prior written consent to such assignment by the other party hereto.

ARTICLE X. MISCELLANEOUS

Section 10.1. Certificates. The term "Certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian signed by an Authorized Officer on behalf of the Trust.

Section 10.2. Authorized Officers.

A. The term "Authorized Officer" shall be deemed to include the chair of the Trust, the vice-chair, the secretary, the treasurer, and any assistant secretary or assistant treasurer, or any other person or persons duly authorized by the Trustees acting within the scope of their authority, this Agreement, and the policies and procedures of the Trust to execute any certificate, instruction, notice or other instrument on behalf of the Trust, or to deliver oral instructions on behalf of the Trust pursuant to this Agreement and the policies and procedures of the Trust. The term shall include such authorized representatives of the Administrator-Advisor who shall be designated as Authorized Officers by the Trust.

B. The Trust agrees to furnish to the Custodian a new Certificate in similar form to that delivered pursuant to Section 1.01(e) hereof in the event that Authorized Officer ceases to be an Authorized Officer (or an authorized representative of the Administrator-Advisor designated by the Trust as constituting Authorized Officers with respect hereto), or in the event that other or additional Authorized Officers (or designated authorized representatives) are elected or appointed. Until a new Certificate is received, the Custodian is fully protected in acting under the provisions of this Agreement and the policies and procedures of the Trust of which the Custodian has notice upon the oral instructions or signatures of the present Authorized Officers (including designated or authorized representatives) as set forth in said Certificate or upon oral instructions or the signatures of the present Authorized Officers (including designated authorized representatives) as set forth in a subsequently issued Certificate.

Section 10.3. Confirmation of Oral Instructions. Notwithstanding anything to the contrary herein contained, whenever oral instructions are permitted or required under this Agreement, such oral instructions shall be immediately confirmed in writing (by mail, courier, telegram, telecopy, telex, or similar means) to be received as promptly as practicable, but, in any event, no later than the next Iowa banking day.

Section 10.4. Amendments. This Agreement shall not be modified or amended without the consent of each party hereto, which consent must be evidenced by an instrument in writing executed by each party hereto, or by their respective successors or permitted assigns.

Section 10.5. Captions. The captions in this Agreement are included for convenience of reference only and shall in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

Section 10.6. Severability. If any provision of this Agreement shall be held invalid under any applicable statute or regulation or decision of a court of competent jurisdiction, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

Section 10.7. Binding Effect. This Agreement is binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

Section 10.8. Notices. Notices (other than Certificates) or consents of any kind required or permitted under this Agreement shall be in writing and deemed delivered if delivered in person or if mailed by certified mail, return receipt requested, postage prepaid, or telegraphed to the appropriate party as follows:

(a) If to the Trust:

Iowa Public Agency Investment Trust

c/o Edgar H. Bittle

Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C.

100 Court Avenue, Suite 600

Des Moines, Iowa 50309

with copy to the Administrator-Advisor

(b) If to the Custodian:

Wells Fargo Bank Iowa, National Association

Investment Management and Trust Department

666 Walnut, P.O. Box 837

Des Moines, Iowa 50304

Attention: Vice President, Custody Services

or at such other address or to the attention of such other individual as shall be specified by the respective parties by written notice.

Section 10.9. Entire Agreement. This Agreement and the documents delivered pursuant hereto pursuant to Section 1.1, constitute the entire agreement between the parties hereto with respect to the subject matter hereof.

Section 10.10. Applicable Law. This Agreement has been executed in the State of Iowa and the laws of the State of Iowa shall govern the construction of this Agreement and the rights and remedies of the respective parties hereto.

Section 10.11. Enforcement and Waiver. Each party has the right at all times to enforce the provisions of this Agreement in strict accordance with the terms, notwithstanding any conduct or custom on the part of such party in refraining from so doing at any time or times. The failure of a party hereto at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the respective parties hereto are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy. Section 10.12. Authorization. This Agreement has been duly authorized, executed and delivered by the parties hereto and constitutes a legal, valid and binding obligation of such parties, enforceable in accordance with its terms. Each individual signatory hereto represents and warrants that he is duly authorized to execute this Agreement on behalf of his principal.

Section 10.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which is deemed to be an original, but all of which together constitute but one and the same instrument.

Section 10.14. Effectiveness. This Agreement shall take effect January 1, 2001.

Section 10.15. Compliance with Laws. Custodian agrees to comply with all applicable federal laws and regulations and all applicable laws and administrative rules of the State of Iowa, including all amendments to laws, regulations and rules adopted following the execution and delivery of this Agreement at any time during the term hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the ________ day of _________________, 2000.

IOWA PUBLIC AGENCY INVESTMENT TRUST

By ____________________________________

Chair

Attest:

______________________________

Secretary

WELLS FARGO BANK IOWA, NATIONAL ASSOCIATION

By ____________________________________

Vice President

Attest:

_____________________________

EXHIBIT A

The annual Custodian fee shall be payable monthly and computed at an annual rate equal to .050% of the Trust's average daily assets up to $150 million.

If the Trust's average daily assets of the Diversified Portfolio or the DGO Portfolio are greater than $150 million but less than $300 million, the fee shall be .045% of the Trust's average daily assets for that amount in excess of $150 million for that portfolio. If the Trust's average daily assets of the Diversified Portfolio or the DGO Portfolio are greater than $300 million, the fee shall be .040% of the Trust's average daily assets for that amount in excess of $300 million.

The annual fee for operating the Fixed Term Automated Investment Program will be 14.25% of the fee collected on securities purchased through the Fixed Term Automated Investment Program in accordance with the schedule of fees approved by the Trustees, the Administrator-Advisor, the Bank, and the Custodian. Such fee will be paid by Participants from earnings on the amount invested pursuant to the Fixed Term Automated Investment Program.

Subject to the foregoing, the fee shall be computed daily and paid monthly.

The fee may be modified upon the mutual agreement of the parties to this Agreement in writing.

RCRABB\238101\1\15961001

Investors Management Group
1415 28th St. Suite 200 West Des Moines, Iowa 50266
Telephone: (515) 440-1990
Facsimile: (877) 882-9268

October 30, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: File No. 811-7696

Dear Sir or Madam:

Please find herewith Post-Effective Amendment No. 7 under the Investment Company Act of 1940, Rule 8b-16 registration statement on Form N-1A, including exhibits thereto for Iowa Public Agency Investment Trust (the "Fund"), marked in accordance with Rule 310 of Regulation S-T.

Please direct comments or questions regarding this filing to me at (515)440-1990 or John C. Miles at Cline, Williams, Wright, Johnson & Oldfather at (402)474-6900.

Sincerely,

/s/
Mary Dotterer